Exhibit 10.1
EXECUTION VERSION
LOAN AND SUBORDINATED DEBENTURE
PURCHASE AGREEMENT
BETWEEN
JPMORGAN CHASE BANK, N.A.
AND
GATEWAY FINANCIAL HOLDINGS, INC.
Dated as of May 30, 2008

5.4	Other Remedies	32
5.5	No Lender Liability	32
5.6	Lender’s Fees and Expenses	32
5.7	Limitation of Remedies with Respect to the Subordinated Debt	32

ARTICLE VI MISCELLANEOUS		33
6.1	Waiver By the Lender	33
6.2	Entire Agreement and Modifications of Agreement	33
6.3	Notices	34
6.4	Facsimile; Counterparts	34
6.5	Assignment and Participation	35
6.6	Successors and Assigns	35
6.7	Governing Law; Venue	36
6.8	Severability	36
6.9	Survival of Representations and Warranties	37
6.10	Extensions and Renewals	37
6.11	Release; Indemnification	37
6.12	Certain UCC and Accounting Terms; Interpretations	37
6.13	Additional Actions	38
6.14	Revival of Liabilities	38
6.15	Change of Control	38
6.16	Brokerage Commissions	39
6.17	Publicity	39
6.18	No Third Party Beneficiary	39
6.19	Captions	39
6.20	Knowledge; Discretion	39
SCHEDULES:
Schedule 3.1 — Subsidiaries
Schedule 3.5 — Title and Rights
Schedule 3.9 — Reserve for Possible Loan and Lease Losses
Schedule 3.10 — No Liens
Schedule 4.1 — Permitted Debt
EXHIBITS:
Exhibit A — Term Promissory Note
Exhibit B — Senior Revolving Promissory Note
Exhibit C — Subordinated Debenture
Exhibit D — Confirmation
Exhibit E — Form of Pledge and Security Agreement
Exhibit F — Opinion of Borrower’s Counsel
Exhibit G — Quarterly Compliance Certificate

LOAN AND SUBORDINATED DEBENTURE
PURCHASE AGREEMENT
     This LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT (the “Agreement”), dated as of this 30th day of May, 2008, is entered into between JPMORGAN CHASE BANK, N.A., a national banking association having a place of business at 10 South Dearborn Street, Chicago, Illinois 60603 (the “Lender”), and GATEWAY FINANCIAL HOLDINGS, INC., a North Carolina corporation, having its principal place of business at 1580 Laskin Road, Virginia Beach, Virginia 23451 (the “Borrower”).
RECITALS:
     A. The Borrower is a bank holding company that owns 100% of the outstanding capital stock of Gateway Bank & Trust Co., a North Carolina banking corporation with its main banking premises located at 1145 North Road Street, Elizabeth City, North Carolina 27909 (the “Bank”). The outstanding capital stock of the Bank may be referred to as the “Bank Shares.”
     B. The Lender and the Borrower have entered into that certain Credit Agreement, dated as of May 31, 2007 (the “2007 Loan Agreement”), pursuant to which the Lender provides the Borrower a revolving line of credit in the maximum principal amount of Twenty Million Dollars ($20,000,000) (the “Senior Revolving Loan”).
     C. The parties hereto desire to restate the Senior Revolving Loan contemplated by the 2007 Loan Agreement in accordance with the terms contemplated herein and, in addition, to provide for the extension of two additional credit facilities.
     D. This Agreement contemplates that the Lender will provide the Borrower with three (3) credit facilities in the aggregate principal amount of Forty Million Five Hundred Thousand Dollars ($40,500,000) consisting of (a) a term loan in the principal amount of Five Hundred Thousand Dollars ($500,000) (the “Term Loan”); (b) the Senior Revolving Loan; and (c) a subordinated debt facility in the aggregate principal amount of Twenty Million Dollars ($20,000,000) (the “Subordinated Debt”). The Term Loan and the Senior Revolving Loan may be referred to together as the “Senior Loans,” and the Senior Loans and the Subordinated Debt may be referred to collectively as the “Loans.” The proceeds from the Term Loan shall be used for general capital needs. The proceeds from the Senior Revolving Loan shall be used for general corporate purposes. The proceeds from the Subordinated Debt shall be used for general capital needs. In addition, the Subordinated Debt is intended to qualify as Tier 2 capital under applicable rules and regulations promulgated by the Board of Governors of the Federal Reserve System (the “FRB”).
     E. The Lender is willing to lend to the Borrower up to an aggregate principal amount of Forty Million Five Hundred Thousand Dollars ($40,500,000) under the Loans in accordance with the terms, subject to the conditions and in reliance on the representations, warranties and covenants set forth herein and in the other documents and instruments entered into or delivered in connection with or relating to the Loans (collectively, including this Agreement, the “Loan Documents”).

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT:
ARTICLE I
THE LOAN AND THE NOTES
     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following definitions.
          (a) “Advance” shall mean any advance made with respect to the Loans and shall include the initial Advances made at Closing (as defined below), other new Advances and Advances that result from the conversion or renewal of previous Advances.
          (b) “Affiliate(s)” shall mean, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with, said Person, and their respective Affiliates, members, shareholders, directors, officers, employees, agents and representatives.
          (c) “Business Day” shall mean (i) for all purposes other than as covered by clause (ii) hereof, any day, other than Saturday, Sunday, a day that is a legal holiday under the laws of the State of Illinois or any other day on which banking institutions located in Illinois are authorized or required by law or other governmental action to close; and (ii) with respect to determinations in connection with, and payments of principal and interest in Eurodollar Advances, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar-denominated deposits in the London Interbank Eurodollar Market.
          (d) “Early Termination Date” means the date, pursuant to Section 5.7 of this Agreement, upon which, whether by notice or by right hereunder, the Lender’s obligation to make Advances under the Subordinated Debt is terminated.
          (e) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          (f) “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          (g) “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to meet the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the Pension Benefit Guaranty Corporation (“PBGC”) or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          (h) “Eurodollar Advance” shall mean an Advance that bears interest based on the LIBOR Rate.
          (i) “Eurodollar Reserve Requirement” shall mean the maximum reserve requirement percentage (expressed as a decimal) as specified in Regulation D of the FRB that the Lender determines would be applicable on the first day of any Interest Period in respect of any Eurodollar Advance, but subject to any amendments to such reserve requirement by the FRB, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. Eurodollar Advances shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.
          (j) “Interest Period” shall mean a period of 90 days, plus or minus one or two days, with respect to a Eurodollar Advance; provided that no Interest Period shall extend beyond the Maturity Date (as defined below) for any Loan or such earlier date on which amounts outstanding under any such Loan shall become due and payable on account of acceleration by the Lender in accordance with the terms of this Agreement.
          (k) “LIBOR Rate” means, with respect to each Interest Period, a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

LIBOR Rate	=	Quoted Rate

1-Eurodollar Reserve Requirement
          (l) “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          (m) “Person” shall mean an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency, as defined below) or any other entity or organization.
          (n) “Plan” means any employee pension benefit plan (other than a Multiemployer

Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          (o) “Prime Rate” shall mean the rate of interest (expressed as a percentage per annum) most recently announced or published publicly from time to time by the Lender as its prime rate or base rate of interest, which is not necessarily the lowest or most favorable rate of interest charged by the Lender on commercial loans at any one time. The rate of interest shall change automatically and immediately as and when the prime rate or base rate shall change, without notice to the Borrower, and any notice to which it may be entitled is hereby waived, and any such change in the Lender’s prime rate or base rate shall not affect any of the terms and conditions of any of the Notes (as defined below) or this Agreement, all of which shall remain in full force and effect.
          (p) “Prime Rate Advance” shall mean an Advance that bears interest based on the Prime Rate.
          (q) “Quoted Rate” shall mean, with respect to each Interest Period, the average of the rates per annum quoted to the Lender in accordance with Lender’s normal practice in the London Interbank Eurodollar Market for U.S. Dollar deposits with prime banks as such average appears on Reuters Screen LIBOR01 Page or any successor thereto, at approximately 11:00 a.m., London time, two (2) Business Days before the first day of any Interest Period for a period of time equal to 90 days.
          (r) “Subordinated Debt Termination Date” means the earliest to occur of (i) May 30, 2015 or (ii) the Early Termination Date.
          (s) “Subsidiary” means the Bank and any other corporation or other entity of which any of the following is directly or indirectly owned by the Borrower: shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person that is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.
          (t) “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
          (u) “TP Indentures” means collectively (i) that certain indenture dated as of August 1, 2003 between the Borrower and U.S. Bank National Association, as trustee, as amended, restated, supplemented or modified from time to time; (ii) that certain indenture dated as of June 17, 2004 between the Borrower and Wilmington Trust Company, as trustee, as amended, restated, supplemented or modified from time to time; (iii) that certain indenture dated as of May 31, 2006 between the Borrower and Wilmington Trust Company, as trustee, as amended, restated, supplemented or modified from time to time; and (iv) that certain indenture dated as of May 31, 2007 between the Borrower and Wilmington Trust Company, as trustee, as amended, restated, supplemented or modified from time to time.
          (v) “TP Junior Subordinated Debentures” means the floating rate junior subordinated deferrable interest debentures issued by the Borrower pursuant to the TP Indentures.
     1.2 The Loans. The Lender agrees to extend to the Borrower the following credit facilities in the aggregate principal amount of Forty Million Five Hundred Thousand Dollars ($40,500,000):
          (a) The Term Loan. The Lender agrees to extend the Term Loan to the Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Term Note (as defined below) and the other Loan Documents. An initial Advance under the Term Loan shall be made on the Closing Date (as defined below) and, thereafter, any such Advance may be converted or renewed from time to time in accordance with the terms and subject to the conditions set forth in this Agreement. Subject to Section 1.5 and Section 1.6 any Advance under the Term Loan shall be treated as a Eurodollar Advance and shall bear interest per annum at a rate equal to the LIBOR Rate plus one and one-half percent (1 1/2%) (i.e., one hundred and fifty basis points).
The unpaid principal balance plus all accrued but unpaid interest on the Term Loan shall be due and payable on May 30, 2015 (the “Term Loan Maturity Date”), or such earlier date on which such amount shall become due and payable on account of acceleration by the Lender in accordance with the terms of the Term Note and this Agreement.
          (b) The Senior Revolving Loan. The Lender agrees to extend the Senior Revolving Loan to the Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Senior Revolving Note (as defined below) and the other Loan Documents. The Borrower may request Advances under the Senior Revolving Loan from time to time for advance under the Senior Revolving Loan, but which shall not exceed, in the aggregate principal amount at any time outstanding, $20,000,000. Any such Advance may be converted or renewed from time to time in accordance with the terms and subject to the conditions set forth in this Agreement. Subject to Section 1.5 and Section 1.6, any Advance under the Senior Revolving Loan shall be treated as a Eurodollar Advance and shall bear interest per annum at a rate equal to the LIBOR Rate plus one and one-fourth percent (1 1/4%) (i.e., one hundred and twenty-five basis points).
The unpaid principal balance plus all accrued but unpaid interest on the Senior Revolving Loan shall be due and payable on May 30, 2010, or such later date through which the Senior Revolving Loan may be extended or renewed (the “Senior Revolving Loan Maturity Date”), or such earlier date on which such amount shall become due and payable on account of acceleration by the Lender in accordance with the terms of the Senior Revolving Note and this Agreement.

          (c) The Subordinated Debt. The Lender agrees to extend the Subordinated Debt to the Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Subordinated Debenture (as defined below) and the other Loan Documents. An initial Advance in an amount equal to the entire principal amount of the Subordinated Debt shall be borrowed on the Closing Date and, thereafter, any such Advance may be converted or renewed from time to time in accordance with the terms and subject to the conditions set forth in this Agreement. Subject to Section 1.5 and Section 1.6, any Advance under the Subordinated Debt shall be treated as a Eurodollar Advance and shall bear interest per annum at a rate equal to three percent (3%) (i.e., three hundred basis points) plus the LIBOR Rate.
The unpaid principal balance plus all accrued but unpaid interest on the Subordinated Debt shall be due and payable on May 30, 2015, or such later date through which the Subordinated Debt may be extended or renewed (the “Subordinated Debt Maturity Date”), or such earlier date on which such amount shall become due and payable on account of acceleration by the Lender in accordance with the terms of Section 5.7 of this Agreement. Each of the Term Loan Maturity Date, the Senior Revolving Loan Maturity Date and the Subordinated Debt Maturity Date may be referred to in this Agreement as a “Maturity Date.”
     1.3 The Notes. The Loans shall be evidenced by the following instruments to be entered into concurrently herewith, substantially in the form of Exhibits A through C hereto, respectively: (a) with respect to the Term Loan, a promissory note in the principal amount of Five Hundred Thousand Dollars ($500,000) (as amended, restated, supplemented or modified from time to time, the “Term Note”); (b) with respect to the Senior Revolving Loan, a promissory note in the amount of Twenty Million Dollars ($20,000,000) (as amended, restated, supplemented or modified from time to time, the “Senior Revolving Note”); and (c) with respect to the Subordinated Debt, a subordinated debenture in the principal amount of up to Twenty Million Dollars ($20,000,000) (as amended, restated, supplemented or modified from time to time, the “Subordinated Debenture”). The term “Notes” as used in this Agreement shall mean the Term Note, the Senior Revolving Note and the Subordinated Debenture, and each note or debenture, as the case may be, delivered in substitution or exchange therefor; and the term “Note” as used in this Agreement shall mean any of the Term Note, Senior Revolving Note or Subordinated Debenture, and any note or debenture, as the case may be, delivered in substitution or exchange therefor. The term “Senior Notes” as used in this Agreement shall mean the Term Note and the Senior Revolving Note and any note delivered in substitution or exchange therefor.
     1.4 General Payment Provisions.
          (a) Principal and Interest Payments; Interest Rate.
          (i) Term Loan. All accrued but unpaid interest on the principal balance of the Term Loan outstanding from time to time shall be payable (a) on June 30, 2008, (b) at all times after June 30, 2008, the last day of each quarter, in arrears, and (c) with a final payment of all outstanding amounts due under the Term Note, including, but not limited to, principal, interest and any expenses pursuant to Section 1.8 of the Agreement, if not sooner paid, on the Term Loan Maturity Date. The Borrower shall pay to the Lender the aggregate outstanding principal amount of the Term Loan as follows:

               (A) twenty-eight (28) consecutive quarterly principal installments (to be based on a seven (7) year amortization) each due and payable on the last day of each quarter beginning with June 30, 2008; and
               (B) one final installment in the amount of all unpaid principal of the Term Loan due and payable on the Term Loan Maturity Date.
          (ii) Senior Revolving Loan. All accrued but unpaid interest on the principal balance of the Senior Revolving Loan outstanding from time to time shall be payable (a) on June 30, 2008, (b) at all times after June 30, 2008, the last day of each quarter, in arrears, and (c) with a final payment of all outstanding amounts due under the Senior Revolving Note, including, but not limited to, principal, interest and any expenses pursuant to Section 1.8 of the Agreement, if not sooner paid, on the Senior Revolving Loan Maturity Date. The Borrower shall pay to the Lender the aggregate outstanding principal amount of the Senior Revolving Loan in one final installment in the amount of all unpaid principal of the Senior Revolving Loan due and payable on the Senior Revolving Loan Maturity Date.
          (iii) Subordinated Debt. All accrued but unpaid interest on the principal balance of the Subordinated Debt outstanding from time to time shall be payable (a) on June 30, 2008, (b) at all times after June 30, 2008, the last day of each quarter, in arrears, and (c) with a final payment of all outstanding amounts due under the Subordinated Debenture, including, but not limited to, principal, interest and any expenses pursuant to Section 1.8 of the Agreement, if not sooner paid, on the Subordinated Debt Maturity Date. The Borrower shall pay to the Lender the aggregate outstanding principal amount of the Subordinated Debt as follows::
               (A) twenty (20) consecutive quarterly principal installments (to be based on a five (5) year amortization) each due and payable on the last day of each quarter beginning with June 30, 2010; and
               (B) one final installment in the amount of all unpaid principal of the Subordinated Debt due and payable on the Subordinated Debt Maturity Date.
          (iv) General. All amounts outstanding from time to time under each Note shall bear interest on the basis of a 360-day year, counting the actual number of days elapsed.
          (b) Usury. The parties hereto intend to conform strictly to applicable usury laws as in effect from time to time during the terms of the Loans. Accordingly, if the transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Agreement or any Note, the Borrower and the Lender agree that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under or in connection with this Agreement shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the Borrower by the Lender (or if such consideration shall have been paid in full, such excess refunded to the Borrower by the Lender).

          (c) Default Rate of Interest. Upon the occurrence of any Default (as such term is defined in Section 5.1), except for a Default pursuant to Section 5.1(k), the rate of interest on the Notes (the “Default Rate of Interest”) shall be three percent (3%) above the interest rate otherwise applicable from the date of occurrence, and during the continuance, of the Default; provided, further, that upon the occurrence of a Default under Section 5.1(k) hereof, the Default Rate of Interest shall be six percent (6%) above the interest rate otherwise applicable from the date, and during the continuance, of the Default. Notwithstanding anything to the contrary set forth in this Section 1.4(c) or elsewhere in this Agreement, the Default Rate of Interest shall apply with respect to a Default relating to the Subordinated Debt if, and only if, such Default occurs pursuant to Section 5.1(a) or such Default is one with respect to which the Lender would be entitled to declare the Subordinated Debenture immediately due and payable pursuant to Section 5.7 of this Agreement.
          (d) Application of Payments. Subject to Section 1.4(f)(ii), all payments received by the Lender from or on behalf of the Borrower shall first be applied to amounts due under Section 1.8, second to accrued interest under the Subordinated Debenture, third to accrued interest under the Senior Revolving Note, fourth to accrued interest under the Term Note, fifth to principal amounts outstanding under the Senior Revolving Note, sixth to principal amounts outstanding under the Subordinated Debenture and then to principal amounts outstanding under the Term Note; provided, however, subject to Section 5.7, that after the date on which the final payment of principal with respect to any Loan is due or following and during any Default, all payments received on account of the Borrower’s Liabilities (as defined below) shall be applied in whatever order, combination and amounts as the Lender, in its sole and absolute discretion, decides, to all costs, expenses and other indebtedness owing to the Lender. No amount paid or prepaid on the Term Note or Subordinated Debenture may be reborrowed.
          (e) Method of Payment. The Borrower will pay to the Lender in immediately available funds, at its office at the address as specified in Section 6.3, or such other address as the Lender shall specify in writing, all amounts payable to it in respect of the principal of, or interest on, each Note then held by the Lender, without any presentation of any such Note. The Lender may, if it so determines, make notation of each payment of principal on the appropriate Note, and it will promptly make such notation if the Borrower shall so request. The Lender may also, if it so determines, make notation on the face of any Note or elsewhere of any modification, amendment, alteration, guaranty or assumption of such Note. The aggregate unpaid principal amount shown on the face of, or elsewhere on, such Note shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to record any such amount on such schedule, however, shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note.
          (f) Prepayment. Subject to Section 1.6(d), the Borrower may, upon at least one Business Day’s notice to the Lender, prepay, without a prepayment fee, all or a portion of the principal amount outstanding under either the Senior Revolving Loan or the Subordinated Debt by paying the principal amount to be prepaid, together with unpaid accrued interest thereon to the date of prepayment. Notwithstanding anything to the contrary set forth in the immediately preceding sentence, the date of any prepayment pursuant to this Section 1.4(f) shall be considered to be the Business Day following receipt of the prepayment by the Lender unless such prepayment is received by the Lender before 1:00 p.m. (Chicago time) and is made in immediately available funds. Notwithstanding anything to the contrary set forth in this Agreement or in any other Loan Document, principal amounts outstanding under the Term Loan may not be prepaid without the written consent and approval of the Lender, which consent and approval may be withheld at the Lender’s sole and absolute discretion; provided, however, that if all amounts outstanding under all other indebtedness owing from the Borrower to the Lender have been repaid and the Borrower has satisfied in full all other financial obligations to the Lender, then the Borrower may prepay by paying the principal amount to be prepaid together with unpaid accrued interest thereon to the date of prepayment. Notwithstanding anything to the contrary set forth in this Agreement or in any other Loan Document, for any prepayment of all or, from time to time, part of the outstanding unpaid principal balance under the Subordinated Debenture at any time, Borrower shall pay to Lender a prepayment fee in an amount equal to 0.50% of the principal amount so prepaid, in a form acceptable to the Lender.
          (g) Crediting of Payments; Payments to be Made on Business Days. The date of any payment under the Notes, including any prepayment, shall be considered to be the Business Day following receipt of the payment by the Lender unless such payment is received by the Lender before 1:00 p.m. (Chicago time) and is made in immediately available funds. If any payment to be made by the Borrower hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.
          (h) Legal Tender. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.
     1.5 Certain Matters Regarding Eurodollar Advances; Capital Adequacy.
          (a) Changes; Legal Restrictions. In the event the adoption of or any change in any law, treaty, rule, regulation, guideline or the interpretation or application thereof by a Governmental Agency (as defined below) (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) either (i) subjects the Lender to any tax (other than income taxes or franchise taxes not specifically based on loan transactions), duty or other charge of any kind with respect to any Eurodollar Advance or changes the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable in connection with a Eurodollar Advance, or (ii) imposes on the Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the date of this Agreement, and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining any Eurodollar Advances or to reduce any amount receivable thereunder; then, in any such case, the Borrower shall promptly pay to the Lender, as applicable, upon demand, such amount or amounts as may be necessary to compensate the Lender for any such additional cost incurred or reduced amounts received.
          (b) LIBOR Rate Lending Unlawful. If the Lender shall determine (which determination shall, upon notice thereof to the Borrower, be conclusive and binding in the absence of readily demonstrable error) that the adoption of or any change in any law, treaty, rule, regulation, guideline or in the interpretation or application thereof by any Governmental Agency makes it unlawful for the Lender to make or maintain any Eurodollar Advance, (i) the obligation of the Lender to make or continue any Eurodollar Advance shall, upon such determination, forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and (ii) if required by such law, interpretation or application, all Eurodollar Advances shall automatically convert into Prime Rate Advances.
          (c) Unascertainable Interest Rate. If the Lender shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Advances, then, upon notice from the Lender to the Borrower, the obligations of the Lender to make or continue Eurodollar Advances shall forthwith be suspended, and thereafter the Loans shall continue as Prime Rate Advances until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. The Lender will give such notice when it determines, in good faith that such circumstances no longer exist; provided, however, that the Lender shall not have any liability with respect to any delay in giving such notice.
          (d) Funding Losses. In the event the Lender shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to make or maintain any Eurodollar Advance) as a result of any continuance, conversion, repayment or prepayment of the principal amount of, or failure to make or termination of, any Eurodollar Advance on a date other than the scheduled last day of the Interest Period applicable thereto, then, upon the written notice of such from the Lender to the Borrower, the Borrower shall reimburse the Lender for such loss or expense within three Business Days after receipt of such notice. Such written notice (which shall include calculations in reasonable detail) shall be conclusive and binding in the absence of readily demonstrable error.
          (e) Additional Interest on Eurodollar Advance. So long as and to the extent the Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency liabilities (as defined in the definition of Eurodollar Reserve Requirement in Section 1.1), and the Lender’s performance under this Agreement shall have given rise to additional reserve requirements for the Lender thereunder, the Borrower shall pay to the Lender additional interest on the unpaid principal amount of each Eurodollar Advance. Such additional interest shall accrue from the later of the date such reserve requirement commences and the date of the first disbursement under such Eurodollar Advance until the earlier of the date such reserve requirement ends and the date the principal amount of such Eurodollar Advance is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate for the Interest Period for such Eurodollar Advance from (ii) the rate obtained by dividing the LIBOR Rate by a percentage equal to 100% minus the Eurodollar Reserve Requirement as in effect from time to time during such Interest Period. The Lender shall, as soon as practicable but not later than the last day of the Interest Period, provide notice to the Borrower of any such additional interest arising in connection with such Eurodollar Advance and the certification of the Lender that the additional amount is due and that the additional reserve requirement is applicable to such Eurodollar Advance. Such additional interest shall be payable directly to the Lender on the dates specified herein for payment of interest.
          (f) Notice of Changes or Increased Costs Relating to Eurodollar Advance. The Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in this Section 1.5, it will notify the Borrower of such event and the possible effects thereof, provided that the failure to provide such notice shall not affect the Lender’s rights to reimbursement provided for herein.
          (g) Capital Adequacy. If the Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the FRB issued by the FRB on January 19, 1989) increases the capital required or expected to be maintained by the Lender or any Person controlling the Lender, and such increase is based upon the existence of the Lender’s obligations hereunder and under other commitments of this type, then, within 10 days after demand from the Lender, the Borrower shall pay to the Lender, from time to time, such amount or amounts as will compensate the Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by the Borrower under this Section 1.5(g) shall take into consideration the policies of the Lender or of any Person controlling the Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of the Lender setting forth the amount or amounts as shall be necessary to compensate the Lender as specified in this Section 1.5(g) shall be delivered to the Borrower and shall be conclusive and binding in the absence of readily demonstrable error.
     1.6 Determination of Interest Rate on Advances; Renewals and Conversions.
          (a)  Notification by the Borrower to Establish Interest Rate. So long as no Event of Default has occurred and is continuing and the conditions set forth in Section 2.1 (for any Advance on the Closing Date) and in Section 2.2 (for all Advances) have been satisfied, the Borrower shall have the option, subject to the other provisions of this Agreement, to (i) request that Advances under any Loan on the Closing Date be treated as a Prime Rate Advance by giving telephonic notice to the Lender prior to 11:00 a.m. (Chicago time) at least one (1) Business Day prior to the Closing Date or such other requested later date of the Advance, or as a Eurodollar Advance by giving telephonic notice to the Lender prior to 11:00 a.m. (Chicago time) at least two (2) Business Days prior to the Closing Date or such other requested later date of the Advance; provided that the Borrower gives the Lender written confirmation of its telephonic notice in the form of Exhibit D hereto by facsimile prior to the Closing Date, and (ii) convert (from one type of Advance to another type of Advance), on any Business Day, all, but not any partial amount, of the outstanding principal amount of any Advance by giving at least two (2) Business Days prior telephonic notice thereof in the case of a conversion to a Eurodollar Advance, or one (1) Business Day prior telephonic notice thereof in the case of a conversion to a Prime Rate Advance, to the Lender; provided that the Borrower gives the Lender written confirmation of its telephonic notice in the form of Exhibit D hereto by facsimile prior to the day any such conversion is made hereunder. In the absence of notice to the contrary pursuant to the immediately preceding sentence and subject to the requirements set forth in this Agreement, an existing Advance will automatically be renewed as the same type of Advance on the last day of the current Interest Period to take effect for the next Interest Period. No Eurodollar Advance may be converted into a Prime Rate Advance pursuant to this Section 1.6(a) except on the last day of the Interest Period applicable to such converting Advance.
          (b) Determination of LIBOR Rate. The Lender’s determination of the LIBOR Rate from time to time as provided in this Agreement shall be conclusive and binding in the absence of readily demonstrable error.
          (c) Event of Default. In the event an Event of Default has occurred and is continuing or the conditions set forth in Article II have not been satisfied on the date of a requested Eurodollar Advance (including a renewal of a Eurodollar Advance or the conversion of a Prime Rate Advance into a Eurodollar Advance), then such Eurodollar Advance shall be treated as a Prime Rate Advance.
          (d) Prepayment of Eurodollar Advances. The Borrower’s right to prepay any Eurodollar Advance on a date prior to the last day of the Interest Period applicable to such Eurodollar Advance is subject to Borrower’s obligation under Section 1.5(d).
     1.7 Collateral. The Borrower’s obligations under this Agreement, the Term Note, the Senior Revolving Note and any other Loan Documents (other than the Subordinated Debenture) (collectively, the “Borrower’s Liabilities”), shall be secured by a pledge of the Bank Shares pursuant to the terms of a Pledge and Security Agreement dated as of the Closing Date between the Borrower and the Lender (the “Pledge Agreement”) in the form attached as Exhibit E hereto. Notwithstanding anything to the contrary in any Loan Document, the obligations of the Borrower to the Lender under the Subordinated Debenture shall be unsecured.
     1.8 Expenses. Whether or not the Loans are made, the Borrower will (a) pay all reasonable costs and expenses of the Lender incident to the transactions contemplated by this Agreement including, but not limited to, all costs and expenses incurred in connection with the preparation, negotiation and execution of the Loan Documents, or in connection with any modification, amendment, alteration or enforcement of this Agreement, the Notes or the other Loan Documents, including, without limitation, the Lender’s expenses and the charges and disbursements to counsel retained by the Lender, and (b) pay and save the Lender and all other holders of the Notes harmless against any and all liability with respect to amounts payable as a result of (i) any taxes, other than income tax obligations of the Lender, that may be determined to be payable in connection with the execution and delivery of this Agreement, the Notes or the other Loan Documents or any modification, amendment or alteration of the terms or provisions of this Agreement, the Note or the other Loan Documents, (ii) any interest or penalties resulting from nonpayment or delay in payment by the Borrower of such expenses, charges, disbursements, liabilities or taxes, and (iii) any income taxes in respect of any reimbursement by the Borrower for any of such violations, taxes, interests or penalties paid by the Lender. The obligations of the Borrower under this Section 1.8 shall survive the repayment in full of the Notes. Any of the foregoing amounts incurred by the Lender and not paid by the Borrower upon demand shall bear interest from the date incurred at the rate of interest in effect or announced by the Lender from time to time as its prime rate of interest plus three percent (3%) per annum and shall be deemed part of the Borrower’s Liabilities hereunder.
     1.9 The Closing. The initial funding of the Loans (the “Closing”) will occur at the offices of the Borrower at 1580 Laskin Road, Virginia Beach, Virginia at 12:00 p.m. on May 30,

2008 (the “Closing Date”), or at such other place or time or on such other date as the parties hereto may agree, by disbursing the proceeds of the Loans in accordance with the Borrower’s written instructions received at least one Business Day prior to Closing (the “Instructions”).
ARTICLE II
CONDITIONS
     The Lender’s obligation to make the Loans shall be subject to the performance by the Borrower prior to the Closing Date of all of its agreements theretofore to be performed under this Agreement and to the satisfaction of the following further conditions precedent:
     2.1 Closing Deliveries and Payments. The obligation of the Lender to make the Loans is, in addition to the conditions precedent specified elsewhere in this Article II, subject to the condition precedent that the Lender shall have received all of the following, where appropriate, duly executed and dated the Closing Date and in form and substance satisfactory to the Lender and its counsel:
          (a) the Notes;
          (b) the Pledge Agreement;
          (c) the actual certificates representing all of the securities constituting the Pledged Stock (as defined in the Pledge Agreement) together with irrevocable stock powers for each such certificate endorsed by the Borrower in blank;
          (d) the Instructions;
          (e) copies certified by the appropriate secretary of state or Governmental Agency (as such term is defined in Section 2.1(i)) of (i) the certificate of incorporation of the Borrower and (ii) the charter of the Bank;
          (f) letters of good standing for the Borrower and the Bank issued by the North Carolina Department of Revenue and certificates of existence for the Borrower and the Bank issued by the Secretary of State of the State of North Carolina;
          (g) copies certified by the Secretary or an Assistant Secretary of the Borrower of the Bylaws of the Borrower and the Bank;
          (h) copies certified by the Secretary or an Assistant Secretary of the Borrower of resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance (including the authority to pledge the Pledged Stock) of this Agreement, the Notes and the other Loan Documents;
          (i) copies certified by the Secretary or an Assistant Secretary of the Borrower of all documents evidencing all necessary consents, approvals and determinations of any federal, state or local governmental department, commission, board, regulatory authority or agency including, without limitation, the FRB, the North Carolina Commissioner of Banks (the “NCCB”), the Securities and Exchange Commission (the “SEC”), and the Federal Deposit

Insurance Corporation (the “FDIC”) (collectively, the “Governmental Agencies” or individually, a “Governmental Agency”) with respect to the transactions contemplated in the Loan Documents and any other transactions between the Lender and Borrower or the Bank;
          (j) an incumbency certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Agreement, the Notes and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (the Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);
          (k) the opinion of Williams Mullen, counsel for the Borrower, substantially in the form of Exhibit F hereto;
          (l) evidence that any pledge, lien, security interest, charge or encumbrance with respect to the Bank Shares for the benefit of any party other than the Lender shall have been released;
          (m) payment to the Lender, in a form acceptable to the Lender, of (i) a structuring fee in the amount of $100,000, and (ii) all amounts required to be paid by the Borrower pursuant to Section 1.8 of this Agreement;
          (n) such UCC, tax lien and judgment searches as the Lender shall determine regarding the Borrower and its subsidiaries pertaining to the jurisdictions in which the Borrower and such subsidiaries are organized and headquartered;
          (o) a certificate signed by the President or a Vice President of the Borrower certifying that the conditions specified in Article II have been satisfied;
          (p) such other additional information regarding the Borrower, any Subsidiary and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as the Lender may require in its sole discretion; and
          (q) such other certificates, affidavits, schedules, resolutions, opinions, notes and/or other documents which are provided for hereunder or as the Lender may reasonably request.
     2.2 Other Conditions of Borrowing.
     Notwithstanding any other provision of this Agreement, the Lender shall not be required to make any Advance under any Loan, or to renew or convert any Advance, at any time that any of the following shall be true:
          (a) if there has occurred, in the Lender’s sole and complete discretion, a material adverse change in the financial condition or affairs of the Borrower or the Bank since the date of the Financial Statements (as defined below);
          (b) if the representations and warranties of the Borrower contained in Article III and the information set forth in Paragraph A of the Recitals hereto shall not be true on and as of the date of any Advance, with the same effect as though such representations and warranties had been made on and as of such date;
          (c) if any Default or Event of Default (as defined below) has occurred;
          (d) if any litigation or governmental proceeding has been instituted or threatened in writing against the Borrower or the Bank or any of their officers or shareholders, or any legislation has been passed, in either case which, in the sole discretion of the Lender, may materially and adversely affect the financial condition or operations of the Borrower or the Bank;
          (e) if all necessary or appropriate actions and proceedings shall not have been taken in connection with, or relating to, the transactions contemplated hereby and all documents incident thereto shall not have been completed and tendered for delivery, in substance and form satisfactory to the Lender, including, but not limited to, if appropriate in the opinion of the Lender, the Lender’s failure to have received evidence that all necessary approvals from Governmental Agencies to enter into this Agreement and to consummate the transactions contemplated herein have been received;
          (f) if the Lender shall not have received in substance and form reasonably satisfactory to the Lender, all certificates, affidavits, schedules, resolutions, opinions, notes, and/or other documents which are provided for hereunder, or which it may reasonably request;
          (g) if the Lender shall not have received, in immediately available funds, any payment of any other amount owing to the Lender pursuant to this Agreement; or
          (h) any of the Bank Shares are subject to any pledge, lien, security interest, charge or encumbrance other than in favor of the Lender.
The Lender’s refusal to disburse any proceeds of the Loans on account of the provisions of Section 2.1 or this Section 2.2 shall not alter or diminish any of the Borrower’s other obligations hereunder or otherwise prevent any breach or default by the Borrower hereunder from becoming an Event of Default or a Default. Each request submitted by the Borrower pursuant to Section 1.6(a) shall constitute an affirmation that the Borrower has performed, observed and complied with its covenants, conditions and agreements contained herein in all material respects and that all representations and warranties made by the Borrower hereunder continue to be true and correct as of the date of such request.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     To induce the Lender to make the Loan provided for herein, the Borrower represents and warrants, and covenants, as set forth below.
     3.1 Organization and Status. (1) Borrower is a North Carolina corporation registered as a federal bank holding company under the laws of the United States which has elected with the FRB to become a financial holding company, and Borrower and each of its Subsidiaries are each duly organized, validly existing and in good standing under the laws of its organization and is duly qualified to do business and is in good standing under the laws of each state in which the ownership of its properties and the nature and extent of the activities transacted by it makes such qualification necessary. (2) Borrower has no Subsidiary other than those listed on Schedule 3.1 and each Subsidiary is owned by Borrower or another of its Subsidiaries in the percentage set forth on Schedule 3.1. The deposit accounts of the Bank are insured by the FDIC. The Borrower and the Bank have made payment of all franchise and similar taxes as are due and payable as of the date of this Agreement in the State of North Carolina and in all of the respective jurisdictions in which they are incorporated, chartered or qualified, and so far as such taxes are due and payable at the date of this Agreement.
     3.2 Financial Statements. All financial statements delivered to the Lender are complete and correct and fairly present, in accordance with GAAP, the financial condition and the results of operations of Borrower and each Subsidiary of Borrower, as at the dates and for the periods indicated. No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of the Borrower or any of its Subsidiaries since the dates of such financial statements dated March 31, 2008. Neither Borrower nor any of its Subsidiaries is subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs.
     3.3 Enforceability. This Agreement, the Notes, and the other Loan Documents have been duly authorized, executed and delivered by the parties thereto and are valid and binding agreements of the parties, enforceable according to their terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity. The execution, delivery and performance of the Agreement, the Notes and the other Loan Documents and the obligations that they impose, do not violate any legal requirement, applicable law or regulation, conflict with any agreement by which any party is bound, or require any Governmental Authorizations, as defined below, or other third party which has not been promptly obtained in connection with the execution and delivery of the Agreement and the other Loan Documents.
     3.4 Litigation. There is no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower, any of its Subsidiaries or any other obligor pending or threatened, and no other event has occurred which may in any one case or in the aggregate materially adversely affect Borrower, any of its Subsidiaries, any other obligor or any of their respective financial conditions and properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Lender in writing.
     3.5 Title and Rights. Except as provided on Schedule 3.5, Borrower and each of its Subsidiaries have good and marketable title to its properties, free and clear of any lien except for those liens permitted by the Agreement and the other Loan Documents. Borrower and each of its Subsidiaries possess all permits, licenses, patents, trademarks and copyrights required to conduct their respective businesses.
     3.6 Regulation U; Business Purpose. None of the proceeds of any of the Loans will be used to purchase or carry, directly or indirectly, any margin stock or for any other purpose which would make this credit a “purpose credit” within the meaning of Regulation U or not an exempt transaction under Regulation U. All Loans will be used for business purposes and for the express purposes that Borrower has informed the Lender that it will use the credit. None of the stock of the Borrower’s Subsidiaries is margin stock as defined in Regulation U.
     3.7 Capital Stock of the Borrower’s Subsidiaries. (1) All of the issued and outstanding capital stock of each of Borrower’s Subsidiaries (the “Borrower’s Current Subsidiaries’ Shares”) has been duly authorized, legally and validly issued, fully paid and non-assessable, and the Borrower’s Current Subsidiaries’ Shares are owned by Borrower, free and clear of all liens, except as may exist for the benefit of the Lender; (2) none of the Borrower’s Current Subsidiaries’ Shares have been issued in violation of any shareholder’s preemptive rights; and (3) there are, as of the date of this Agreement, no outstanding options, rights, warrants, plans, understandings or other agreements or instruments obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, or contemplating or providing for the issuance of, additional shares of the capital stock of the Borrower’s Subsidiaries, or obligating Borrower or Borrower’s Subsidiaries to grant, extend or enter into any such agreement or commitment.
     3.8 Regulatory Enforcement Actions. None of Borrower or any of its Subsidiaries, or any of their respective officers or directors, is now operating under or will operate under any effective written restrictions agreed to by Borrower, or by any of their Subsidiaries, or agreements, memoranda, or written commitments by the Borrower, or by any of their Subsidiaries (other than restrictions of general application) imposed by any Governmental Agency, nor are any such restrictions threatened or agreements, memoranda or commitments being sought by any Governmental Agency.
     3.9 Reserve for Possible Loan and Lease Losses. The reserves for possible loan and lease losses shown in the most recently delivered financial statements pursuant to Section 4.2(a)(i), with respect to the Borrower and in the Reports of Condition and Income (“Call Reports”) of the Bank are adequate in all respects to provide for losses, net of recoveries relating to loans previously charged off, on loans and leases outstanding as of the date of such statements or reports, as of the date of such statements or reports. Except for loans listed on Schedule 3.9, to the Borrower’s knowledge, the aggregate principal amount of loans contained in the loan portfolio of the Bank in excess of the corresponding reserve is fully collectible.
     3.10 No Liens. Except as provided on Schedule 3.10, neither Borrower nor any of its Subsidiaries is a party to any agreement, instrument or undertaking or subject to any other restriction pursuant to which the Borrower or its Subsidiary has placed, or will be required to place (or under which any other Person may place), a lien upon any of its properties securing indebtedness, either upon demand or upon the happening of a condition, with or without any demand.
     3.11 Compliance. The Borrower and each of its Subsidiaries has filed all applicable tax returns and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith and for which adequate reserves have been established. The Borrower and each of its Subsidiaries is in compliance with all applicable legal requirements and manages and operates (and will continue to manage and operate) its business in accordance with good industry practices. Neither the Borrower nor any of its Subsidiaries is in default in the payment of any other indebtedness or under any agreement to which it is a party. The parties have obtained all consents of and registered with all

Governmental Agencies and other Persons required to execute, deliver and perform the Loan Documents.
     3.12 Restrictions on the Borrower. Neither the Borrower nor the Bank is a party to, nor is bound by, any contract or agreement or instrument, or subject to any charter or other corporate restriction materially and adversely affecting its financial condition, business or operations.
     3.13 No Claims Against the Bank. There are no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that the Borrower or any other obligor could assert with respect to this Agreement or the Loans.
     3.14 Statements by Others. All statements made by or on behalf of the Borrower, any of its Subsidiaries or any other of the parties in connection with any Loan Document constitute the joint and several representations and warranties of the Borrower under this Agreement.
     3.15 Continuing Representations. Each request for an advance or renewal of an Advance under any of the Loans shall constitute a representation and warranty by the Borrower that all of the representations and warranties set forth in this Agreement shall be true and correct on and as of such date with the same effect as though such representations and warranties had been made on such date, except to the extent that such representations and warranties are stated to expressly relate solely to an earlier date.
     3.16 Environment. The Borrower and each of its Subsidiaries have complied with applicable legal requirements in each instance in which any of them have generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by any of them). Neither the Borrower nor any of its Subsidiaries has any material contingent liability for non-compliance with environmental or hazardous waste laws. Neither the Borrower nor any of its Subsidiaries has received any notice that it or any of its property or operations does not comply with, or that any Governmental Authority is investigating its compliance with, any environmental or hazardous waste laws.
     3.17 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Borrower and the Bank have capital sufficient to carry on their respective business and transactions and all businesses and transactions in which they are about to engage, and each is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Borrower or the Bank.
     3.18 Subordination. The TP Junior Subordinated Debentures are expressly subordinate and junior in all respects (including, without limitation, with respect to the right of payment) to the Loans to the extent provided in the TP Indentures. The Loans constitute senior indebtedness pursuant to the terms of the TP Indentures.
     3.19 Pledged Stock. The Pledged Stock pledged pursuant to the terms of this Agreement and the Pledge Agreement have been issued, executed, granted and pledged in compliance with all applicable laws or regulations, including, without limitation, the laws of the State of North Carolina.
     3.20 No Misstatement. No information, exhibit, report or document furnished by the Borrower to the Lender in connection with the negotiation or execution of this Agreement or the making of any Loan contains any untrue statement of a material fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to the Lender.
     3.21 Investment Status. Neither Borrower or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
     3.22 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a material adverse change.
ARTICLE IV
COVENANTS
     4.1 Negative Covenants. The Borrower agrees that until the commitment of the Lender to make Advances has terminated and the Borrower satisfies all of its obligations to the Lender, including, but not limited to, its obligations to pay in full all of the Borrower’s Liabilities, without the prior written consent of the Lender, which may be given or withheld in the Lender’s sole and absolute discretion, the Borrower shall not itself, nor shall the Borrower cause, permit or allow the Bank to:
          (a) create, assume, incur, have outstanding, or in any manner become liable in respect of any indebtedness (as such term is defined in this Section 4.1(a)), other than: (i) as reflected in Schedule 4.1; (ii) with respect to Swap Agreements as permitted in Section 4.1(s); (iii) with respect to issuances of trust preferred securities by the Borrower, provided that the ratio of “total debt” to “tangible equity of the Bank” upon consummation of the issuance does not exceed seventy-five percent (75%), with “total debt” defined as all indebtedness (as defined below) of the Borrower and its Subsidiaries, excluding the proceeds of ordinary-course transactions of the Bank listed in subparagraph (iv) of this Section 4.1(a), and with “tangible equity of the Bank” defined as (1) the Total Equity Capital as reported on line 28 of Schedule RC-Balance Sheet of the most recent Call Report of the Bank, minus (2) the aggregate of the Intangible Assets as reported on lines 10 (a) and (b) of Schedule RC-Balance Sheet of the most recent Call Report of the Bank; or (iv) with respect to the Bank, in the normal course of business and in accordance with applicable laws and regulations and safe and sound banking practices any of the following:
          (i) any deposits with or funds collected by the Bank;
          (ii) any banker’s acceptance or letter of credit issued, assumed, accepted, endorsed or guaranteed by the Bank;
          (iii) any check, note, certificate of deposit, money order, travelers check, draft or bill of exchange accepted or endorsed by the Bank;

          (iv) interbank credit facilities, such as arrangements for participations in customer loans, provided, however, that such arrangements do not involve borrowed debt of the Bank;
          (v) Federal Home Loan Bank advances;
          (vi) Federal Reserve Discount Window borrowings; (vii) unsecured Fed Funds lines; (viii) Reverse Repurchase Agreements; and
          (ix) any transaction in which the Bank acts solely in a fiduciary or agency capacity.
For purposes of this Agreement, the phrase “indebtedness” shall mean and include: (w) all items arising from the borrowing of money that, according to GAAP now in effect, would be included in determining total liabilities as shown on the balance sheet; (x) all indebtedness secured by any lien in property owned by the Borrower whether or not such indebtedness shall have been assumed; (y) all guarantees and similar contingent liabilities with respect to indebtedness of others; and (z) all other obligations (including, without limitation, with respect to letters of credit, and any interest rate swap, cap, collar or other hedging or derivative agreement) evidencing indebtedness to other;
          (b) create, assume, incur, suffer or permit to exist any mortgage, pledge, deed of trust, encumbrance (including the lien or retained security title of a conditional vendor), security interest, assignment, lien or charge of any kind or character upon or with respect to any of their real or personal property, including, without limitation, any capital stock owned by the Borrower or the Bank, whether owned at the date hereof or hereafter acquired, or assign or otherwise convey any right to receive income excepting only: (i) liens for taxes, assessments or other governmental charges for the then current year or which are not yet due or delinquent; (ii) liens for taxes, assessments or other governmental charges already due, but the validity of which is being contested at the time in good faith in such a manner as not to make the property forfeitable; (iii) liens and charges incidental to current operations that are not due or delinquent; (iv) liens for workmen’s compensation awards not due or delinquent; (v) pledges or deposits to secure obligations under workmen’s compensation laws or similar legislation; (vi) purchase money mortgages or other liens on real property, and bank furniture and fixtures acquired or held in the ordinary course of business to secure the purchase price of such property or to secure the indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such mortgages or other liens, or mortgages or other liens existing on any such property at the time of acquisition, or extensions, renewals, or replacements of any of the foregoing for the same or a lesser amount, provided that no such mortgage or other lien shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the mortgage or lien being extended, renewed or replaced, and provided further that no such mortgage or lien shall exceed 75% of the price of acquisition, construction or improvement at the time of acquisition, construction or improvement, and provided, further, that the aggregate principal amount of consolidated indebtedness at any one time outstanding and secured by mortgages, liens, conditional sale agreements and other security interests permitted by this clause (vi) shall not exceed 10% of the consolidated capital of the Borrower; (vii) liens existing on the date hereof as shown on Schedule 5.1; (viii) in the case of the Bank, liens incurred in the ordinary course of the business of banking and in accordance with applicable laws and regulations and safe and sound banking practices; and (ix) any lien granted by the Borrower to the Lender;
          (c) dispose of by sale, assignment, lease or otherwise, property or assets now owned or hereafter acquired if such property or assets plus all other properties and assets sold, leased, transferred or otherwise disposed of during the 12-month period ending on the date of such sale, lease or other disposition shall have an aggregate value of more than two percent (2%) of the consolidated assets of the Borrower as reflected in the most recent balance sheet delivered to the Lender pursuant to Section 4.2(a)(i), except that the Bank may dispose of its property or assets to the Borrower or sell mortgages, loan participations and whole loans in the ordinary course of its banking business and consistent with safe and sound banking practices;
          (d) except for guaranties by the Borrower or the Bank of indebtedness incurred in accordance with Section 4.1(a), become a guarantor, surety or otherwise liable for the debts or other obligations of any other Person;
          (e) purchase the assets of, acquire the capital stock of, merge with or into or consolidate with or into, any Person without the prior written consent of the Lender; provided, however, that the prior consent of the Lender shall not be required for any transaction otherwise subject to this Section 4.1(e) where: (i) Borrower has consulted with Lender in advance regarding the existence and financial terms of such transaction; and (ii) the assets to be acquired by Borrower in such transaction constitute less than thirty percent (30%) of the consolidated assets of Borrower on a pro forma basis as of the anticipated consummation date of such transaction;
          (f) declare or pay any cash or other distribution in respect of the liquidation or dissolution of the Borrower, whether pursuant to a plan of liquidation, plan of dissolution or otherwise;
          (g) make any loans or advances, whether secured or unsecured, to any Person, other than loans or advances made by the Bank in the ordinary course of business and in accordance with applicable laws and regulations and safe and sound banking practices;
          (h) engage in any business or activity not permitted by all applicable laws and regulations, including without limitation, the Bank Holding Company Act of 1956, as amended (including, without limitation, by the Gramm-Leach-Bliley Act of 1999), the Federal Deposit Insurance Act, as amended (the “FDI Act”), any applicable state banking laws, and any regulations promulgated under any of such acts;
          (i) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in the ordinary course of business and in accordance with applicable laws and regulations and safe and sound banking practices;
          (j) directly or indirectly create, assume, incur, suffer or permit to exist any pledge, encumbrance, security interest, assignment, lien or charge of any kind or character on the Bank Shares or any other stock owned by the Borrower or the Bank, except for any security interest granted herewith or previously by the Borrower to the Lender;
          (k) cause or allow the percentage of the Bank Shares owned by the Borrower to diminish as a percentage of the outstanding capital stock of the Bank;
          (l) dispose of any stock or other interest in the equity of any of its Subsidiaries, now owned or hereafter acquired, by sale, assignment, lease or otherwise;
          (m) (i) grant any option with respect to any capital stock of the Borrower, except for grants of options under stock option plans in existence as of the date hereof, or otherwise in accordance with past practices; or (ii) purchase or redeem any of its capital stock, except where the gross consideration paid for such purchase or redemption, when combined with the “net consideration” paid for all such purchases or redemptions during the preceding twelve (12) months, does not exceed four and three/tenths percent (4.3%) of the “tangible equity of the Bank” as defined in Section 4.1(a)(iii) above, with “net consideration” defined as the gross consideration paid by the Borrower for all of its capital stock purchased or redeemed during the period minus the gross consideration received for all of its capital stock sold during the period;
          (n) breach or fail to perform or observe any of the terms and conditions of the Notes, the Pledge Agreement or any other Loan Document;
          (o) engage in any unsafe or unsound banking practices;
          (p) enter into any transaction including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate (as such term is defined in this Section 4.1(p) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such affiliate’s business and upon terms reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Borrower or such affiliate than would be obtained in a comparable arm’s length transaction with a Person not an affiliate. As used in this Section 4.1(p), “affiliate” shall mean, with respect to a Person, any other Person controlling, controlled by or under common control with such Person;
          (q) (i) be or become subject at any time to any law, regulation, or list of any Government Agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lender from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower, or (ii) fail to provide documentary or other evidence of the Borrower’s identity as may be requested by the Lender at any time to enable the Lender to verify the Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318;
          (r) engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto; or
          (s) enter into any Swap Agreement, except (i) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of equity interests or restricted indebtedness of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
     4.2 Affirmative Covenants. The Borrower agrees that until the commitment of the Lender to make Advances has terminated and the Borrower satisfies all of its obligations to the Lender, including, but not limited to, its obligations to pay in full all of the Borrower’s Liabilities, the Borrower shall satisfy the covenants set forth below.
          (a) The Borrower shall furnish and deliver to the Lender:
          (i) as soon as available, but in any event not more than ninety (90) days after the close of each fiscal year of the Borrower, or within such further time as the Lender may permit, consolidated and consolidating audited financial statements for the Borrower and the Bank, including a balance sheet and related profit and loss statement, prepared in accordance with GAAP consistently applied throughout the periods reflected therein by Accountant or other independent certified public accountants acceptable to the Lender, who shall give their unqualified opinion with respect thereto;
          (ii) (A) as soon as available, but in any event not more than forty-five (45) days after the close of each quarterly period of each fiscal year of the Borrower, or within such further time as the Lender may permit, the Call Reports filed by the Bank with federal bank regulatory agencies; (B) promptly upon the request of Lender, the internally prepared “watch list” or other reports of the Bank with respect to delinquent, classified or assets requiring special attention; and (C) as soon as available, but in any event not more than forty-five (45) days after the close of each quarterly period of each fiscal year of the Borrower, or within such further time as the Lender may permit, Form FRY-9C filed by the Borrower with federal bank regulatory agencies;
          (iii) the Borrower shall furnish the Lender, at the same time as the quarterly financial reports referred to in Section 4.2(a)(ii), a quarterly compliance certificate in the form set forth as Exhibit G hereto, which certificate shall state that (A) the Borrower is in compliance in all material respects with all covenants contained in this Agreement, (B) that no Default or Event of Default has occurred or is continuing, or, if there is any such event, describing such event, the steps, if any, that are being taken to cure it, and the time within which such cure will occur and (C) all representations and warranties made by the Borrower herein other than in Section 3.2 continue to be true as of the date of such certificate. Such quarterly compliance certificate shall be signed by the Chief Financial Officer of the Borrower and shall also contain, in a form and with such specificity as is reasonably satisfactory to the Lender, such additional information as the Lender shall have reasonably requested by the Borrower prior to the submission thereof;
          (iv) to the extent permitted by law, promptly after same are available, copies of each annual report, proxy or financial statement or other report or communication sent by the Borrower or the Bank to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower or the Bank may file or be required to file with any federal or state banking regulatory agency or any other Governmental Agency or with any securities exchange, including, but not limited to, 10-Ks, 10-Qs, proxy statements and other SEC filings, and each Call Report and Uniform Bank (and Bank Holding Company) Performance Report with respect to the Borrower or its Subsidiaries;
          (v) immediately after receiving knowledge thereof, notice in writing of all charges, assessments, actions, suits and proceedings (as well as notice of the outcome of any such charges, assessments, actions, suits and proceedings) that are initiated by, or brought before, any court or governmental department, commission, board or other administrative agency, in connection with the Borrower or the Bank, other than ordinary course of business litigation not involving the FRB, the FDIC, or the NCCB, which, if adversely decided, would not have a material adverse effect on the financial condition or operations of the Borrower or the Bank;
          (vi) promptly upon receipt thereof, one copy of each written audit report submitted to the Borrower by its independent auditors; and
          (vii) promptly after the occurrence thereof, notice of any other matter which has resulted in, or which might or could result in, a materially adverse change in the financial condition, business or operations of the Borrower or the Bank.
          (b) The Borrower (on a consolidated basis) shall maintain and cause the Bank to maintain such capital as may be necessary to cause (a) the Borrower to be classified as “well capitalized” and (b) the Bank to be classified as “well capitalized,” each in accordance with the rules and regulations of its primary federal regulator, as in effect from time to time and consistent with the financial information and reports contemplated in Section 4.2(a) hereof.
          (c) The Borrower and its Subsidiaries shall maintain for each “Test Period” (hereinafter defined) a “Consolidated Return on Average Assets Ratio” (hereinafter defined) of not less than zero and 40/100 percent (0.40%). As used in this Section , the term Consolidated Return on Average Assets Ratio” means the ratio, determined on a consolidated basis for the Borrower and its Subsidiaries, of net income to average total assets (the total assets as of the beginning of any applicable test period plus the total assets as of the end of any applicable Test Period, divided by two). As used in this Section, the term “Test Period” means each period of four consecutive fiscal quarters, commencing with the period of four consecutive fiscal quarters ending on March 31, 2008. The ratio set forth in this Section shall be determined from the applicable quarterly financial statements filed with the applicable banking regulatory authority and the SEC.

          (d) The Borrower shall at all times maintain a “Consolidated Non-Performing Assets Ratio” of not greater than two and 50/100 percent (2.50%). As used in this Section, the term “Consolidated Non-Performing Assets Ratio” means the ratio, determined on a consolidated basis for the Borrower, of (i) the sum of “Non-Performing Assets” plus “OREO,” to (ii) the sum of “Total Loans” plus “OREO.” As used in this Section, the term “Non-Performing Assets” means the sum of all loans classified as past due 90 days or more and still accruing interest, all loans classified as “non-accrual” and no longer accruing interest, all loans classified as “restructured loans and leases,” and all other “non-performing loans.” As used in this Section, the term “Total Loans” means the total of all performing and non-performing loans. As used in this Section, the term “OREO” means the fair value of all other real estate owned by the Borrower and its Subsidiaries as reflected on the Call Reports of the Subsidiaries; provided, however, that this term excludes all real estate which is occupied and used by the Borrower and its Subsidiaries in the ordinary course of business. The ratio set forth in this Section shall be measured beginning March 31, 2008, and as of the end of each fiscal quarter thereafter, and shall be measured quarterly and shall be determined from the applicable quarterly financial statements filed with the applicable banking regulatory authority.
          (e) The Bank, and any other depository institution subsidiary of Borrower, shall maintain its reserves for possible loan and lease losses (i) in compliance with all applicable rules, regulations, policy and interpretive statements of regulatory authorities, including but not limited to the FDIC, the SEC and the Financial Accounting Standards Board, and (ii) in an amount adequate in all respects to provide for losses, net of recoveries relating to loans previously charged off, on outstanding loans and leases.
          (f) The Borrower shall promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Borrower or the Bank or upon the income, profits, or property of the Borrower or the Bank and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Borrower or the Bank. Neither the Borrower nor the Bank shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and reserves therefor shall be maintained on the books of the Borrower or the Bank as are deemed adequate by the Lender.
          (g) The Borrower shall maintain bonds and insurance and cause the Bank to maintain bonds and insurance with responsible and reputable insurance companies or associations in such amounts and covering such risk as is usually carried by owners of similar businesses and properties in the same geographic area in which the Borrower or the Bank operates, and such additional bonds and insurance as may reasonably be required by the Lender.
          (h) To the extent not prohibited by law, the Borrower shall permit and cause the Bank to permit the Lender through its employees, attorneys, accountants or other agents, to inspect any of the properties, corporate books and financial books and records of the Borrower and the Bank at such times and as often as the Lender reasonably may request.
          (i) As soon as possible, and in any event within ten (10) Business Days, after: (i) the Borrower or any ERISA Affiliate knows that with respect to any Plan, a “prohibited transaction,” an ERISA Event, or any other event or condition which could subject the Borrower or any ERISA Affiliate to liability under ERISA or the Code; or (ii) the institution of steps by the Borrower or any ERISA Affiliate to withdraw from, or the institution of any steps by any party to terminate, any Plan; has or may be reasonably expected to have occurred, the Borrower shall deliver to the Lender a certificate of a responsible officer setting forth the details of such matter, the action that the Borrower proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the U.S. Department of Labor, or the Pension Benefit Guaranty Corporation. For purposes of this covenant, the Borrower shall be deemed to have knowledge of all facts known by the fiduciaries of any plan of the Borrower or any ERISA Affiliate.
          (j) The Borrower shall:
          (i) exercise and cause the Bank to exercise due diligence in order to comply with all federal, state and local laws, statutes, ordinances, regulations and policies relating to health, safety, ecology or the environment (collectively, the “Environmental Laws”);
          (ii) permit the Lender, from time to time and in its sole and absolute discretion, to retain, at the Borrower’s expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for the Borrower or the Bank, and at reasonable times and subject to reasonable conditions to conduct its own investigation of any real property or other facility currently or then owned, leased, operated or used by the Borrower or the Bank, and the Borrower agrees to use (and to cause the Bank to use) its best efforts to obtain permission for the Lender’s professional consultant to conduct its own investigation of any real property or other facility previously owned, leased, operated or used by the Borrower or the Bank. The Borrower hereby grants to the Lender, its agents, employees, consultants, and contractors the right to enter into or on to, at reasonable times, the real property or other facilities owned, leased, operated or used by the Borrower or the Bank (hereinafter, each a “Facility” and collectively the “Facilities”) to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation;
          (iii) promptly advise the Lender in writing and in reasonable detail of (A) any presence, use, storage, transportation, discharge, disposal, release or threatened release (each of the foregoing being hereinafter referred to as a “Condition or Release”) of any Hazardous Materials required to be reported by the Borrower or the Bank to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any and all written communications with respect to claims or threatened claims under or with respect to any Environmental Laws (an “Environmental Claim”) or any Condition or Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency by the Borrower or the Bank, (C) any remedial action taken by the Borrower or any other Person in response to (1) any Hazardous Material on, under or about any Facility, the existence of which could result in an Environmental Claim against the Borrower or the Bank, or (2) any Environmental Claim that could have a material adverse effect on the Borrower or the Bank, (D) the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (E) any request for information from any Governmental Agency indicating that such agency has initiated an investigation as to whether the Borrower or the Bank may be potentially responsible for any Condition or Release of Hazardous Material;
          (iv) promptly notify the Lender of (A) any acquisition of stock, assets, or property by the Borrower or the Bank that reasonably could be expected to expose any proposed action outside the normal course of business to be taken by the Borrower or the Bank to, or result in, Environmental Claims that could have a material adverse effect or that could be expected to have a material adverse effect on any governmental authorization, license, permit or approval (collectively, the “Governmental Authorizations”) then held by the Borrower or the Bank, and (B) any proposed action outside the normal course of business to be taken by the Borrower or the Bank to commence industrial or other operations that could subject the Borrower or the Bank to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses;
          (v) at their own expense, provide copies of such documents or information as the Lender may reasonably request in relation to any matters disclosed pursuant to this Section 4.2(j);
          (vi) promptly take any and all necessary remedial action in connection with any Condition or Release of any Hazardous Materials, on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event the Borrower or the Bank undertakes any remedial action with respect to any Hazardous Material on, under or about any Facility, such Borrower or the Bank shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local government authorities; and
          (vii) defend, indemnify and hold harmless the Lender, its directors, officers, employees, agents, successors and assigns (including, without limitation, any participants in any Loan) from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including, without limitation, attorney’s fees and expenses) which the Lender may incur as a direct or indirect consequence of (a) any claim or action, pending or threatened, of any Governmental Agency or other Person relating to any Hazardous Material or Environmental Law, or any other violation of an Environmental Law, or (b) the use, generation, manufacture, storage, disposal, threatened disposal, transportation or presence of Hazardous Materials in, on, under or about any real property owned or leased by the Borrower or any Subsidiary or otherwise by the Borrower or any Subsidiary. The Borrower’s duty and obligations to defend, indemnify and hold harmless the Lender shall survive the cancellation of the Notes and any other Loan Documents.

          (k) The Borrower shall promptly provide the Lender with copies of all written reports presented to the board of directors of the Borrower as the Lender may from time to time reasonably request.
          (l) The Borrower shall promptly provide and cause the Bank to promptly provide the Lender with such other information concerning the business, operations, financial condition and regulatory status of the Borrower and the Bank as the Lender may from time to time reasonably request, so long as such information is not confidential and related to a customer of the Borrower or the Bank.
          (m) The Borrower shall do or cause to be done all things necessary to maintain, preserve and renew its corporate existence and that of the Bank and its and their rights and franchises, and comply with all related laws applicable to the Borrower or the Bank.
          (n) The Borrower shall comply and cause the Bank to comply with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties.
          (o) If the Subordinated Debt ceases to be deemed to be Tier 2 Capital other than due to the limitation imposed by the second sentence of 12 C.F.R. 250.166(e)(1), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, the Borrower shall: (i) immediately notify the Lender; and (ii) immediately upon request of the Lender execute and deliver all such agreements (including, without limitation, pledge agreements and replacement notes) as the Lender may reasonably request in order to restructure the obligations evidenced by the Subordinated Debenture as a senior secured obligation of the Borrower.
          (p) The Borrower shall promptly make, execute and deliver any and all agreements, documents, instruments and other records that the Lender may reasonably request to evidence any of the Loans, cure any defect in the execution and delivery of any of the Loan Documents, perfect any lien, comply with any legal requirement applicable to the Lender or the Loans or more fully to describe particular aspects of the agreements set forth or intended to be set forth in any of the Loan Documents.
          (q) The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
          (r) The Borrower will continue to be a registered bank holding company in accordance with applicable law, and will cause Bank to maintain federal deposit insurance and to be a member of an insurance fund managed or maintained by the FDIC (or any successor).
          (s) The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.
          (t) The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.
ARTICLE V
EVENTS OF DEFAULT; DEFAULT; RIGHTS UPON DEFAULT
     5.1 Events of Default. Subject to Section 5.7 below, the happening or occurrence of any of the following events, acts or conditions (an “Event of Default”) and the Borrower’s failure to cure same after expiration of any applicable cure period shall each constitute a “Default” hereunder, and any such Default shall also constitute a Default under all of the Notes, the Pledge Agreement and any other Loan Document, without right to notice or time to cure in favor of the Borrower except as indicated below:
          (a) if the Borrower fails to make payment when due or where applicable upon demand, or fails to make any payments as provided for herein;
          (b) if there continues to exist any breach of any obligation of the Borrower under this Agreement or any other Loan Document and such breach remains uncured beyond the applicable time period, if any, specifically provided therefor, and, if no time period is stated, then such breach remains uncured for five (5) days after notice thereof;
          (c) if any representation or warranty made by the Borrower herein, or in any other agreement now or at any time hereafter existing between the Borrower and the Lender, is breached or is false or misleading, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Borrower or the Bank to the Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified;
          (d) if (i) the Borrower, the Bank or any affiliate of the Borrower fails to perform or observe any covenant or agreement contained in any other agreement between the Borrower, the Bank or any affiliate of the Borrower, respectively, and the Lender, or if any condition contained in any agreement between the Borrower, the Bank or any affiliate of the Borrower, respectively, and the Lender is not fulfilled, and such failure or nonfulfillment remains uncured beyond the applicable time period, if any, specifically provided therefor and if no time period is stated, then such failure or nonfulfillment remains uncured for five (5) days;
          (e) if the FRB, the FDIC, the SEC or other Governmental Agency charged with the regulation of bank holding companies or depository institutions: (i) issues to the Borrower or the Bank, or initiates any action, suit or proceeding to obtain against, impose on or require from the Borrower or the Bank, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, articles of agreement, a memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter impair the payment of dividends by the Bank or the payments of any debt by the Borrower, restrictions that make the payment of the dividends by the Bank or the payment of debt by the Borrower subject to prior regulatory approval, a notice or finding under Section 8(a) of the FDI Act, or any similar enforcement action, measure or proceeding; or (ii) proposes or issues to any executive officer or director of the Borrower or the Bank, or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order or suspension order, or the assessment of civil monetary penalties;
          (f) if the Bank is notified that it is considered an institution in “troubled condition” within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder, or if a conservator or receiver is appointed for the Bank;
          (g) if (i) the Borrower or the Bank becomes insolvent or is unable to pay its debts as they mature; or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature; or (ii) suspends transaction of its usual business; or (iii) if a trustee of any substantial part of the assets of the Borrower or the Bank is applied for or appointed, and if appointed in a proceeding brought against the Borrower, the Borrower by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within thirty (30) days after such appointment, such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;
          (h) if any proceedings involving the Borrower or the Bank are commenced by or against the Borrower or the Bank under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and, with respect to the Borrower only, if such proceedings are instituted against the Borrower, the Borrower by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within thirty (30) days after the entry thereof such order is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;
          (i) if any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes, in an aggregate amount in excess of $500,000, shall be entered or filed against the Borrower or the Bank or against any of their property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of thirty (30) days;
          (j) if the Borrower or the Bank is in default in any payment of principal or interest for any other obligation(s), or in the performance of any other term, condition or covenant contained in any agreement(s) (including but not limited to an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created the effect of which default, in either case, is to cause or permit the holder of such obligation(s) to cause such obligation(s) to become due prior to its stated maturity;
          (k) if the Pledged Stock, as defined in the Pledge Agreement, is attached, seized, subjected to a writ of distress warrant, or is levied upon or becomes subject to any lien, claim, security interest or other encumbrance of any kind, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;
          (l) if the Borrower applies for, consents to or acquiesces in the appointment of a trustee, receiver, conservator or liquidator for itself under Chapter 7 or Chapter 11 of the United States Bankruptcy Code (the “Code Provisions”), or in the absence of such application, consent or acquiescence, a trustee, conservator, receiver or liquidator is appointed for the Borrower, and is not discharged within thirty (30) days, or any bankruptcy, reorganization, debt arrangement or other proceeding or any dissolution, liquidation, or conservatorship proceeding is instituted by or against the Borrower under the Code Provisions, and if instituted against the Borrower, is consented or acquiesced in by it or remains for thirty (30) days undismissed, or if the Borrower is enjoined, restrained or in any way prevented from conducting all or any material part of its business under the Code Provisions;
          (m) if the Bank applies for, consents to or acquiesces in the appointment of a receiver for itself, or in the absence of such application, consent or acquiescence, a receiver is appointed for the Bank, and is not discharged within thirty (30) days;
          (n) if thirty-five percent (35%) or more of the outstanding voting stock of the Borrower shall be acquired (with or without consideration), directly or indirectly, by a Person, or group of Persons acting in concert, whether in one transaction or a series of transactions, where such Person or group is not a stockholder of the Borrower as of the date of the Agreement;
          (o) the TP Junior Subordinated Debentures are no longer junior and subordinate in all respects to the Loans;
          (p) any lien purported to be created under any Loan Document shall cease to be, or shall be asserted by the Borrower or any of its Subsidiaries not to be, a valid and perfected lien on any collateral, with the priority required hereby, except (i) as a result of the sale or other disposition of the applicable collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Lender’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Loan Documents; or
          (q) any Loan Document shall otherwise for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms after its date of execution, or the Borrower shall so state in writing.
     5.2 Remedies of the Lender. Subject to Section 5.7, upon the occurrence of any Default, the Lender shall have the right, if such Default shall then be continuing, in addition to all the remedies conferred upon the Lender by law or equity or the terms of any Loan Document, to do any or all of the following, concurrently or successively, without notice to the Borrower:
          (a) Declare the Senior Notes to be, and each of the Senior Notes shall thereupon become, immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in either of the Senior Notes to the contrary notwithstanding; or
          (b) Terminate the Lender’s obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligation of the Lender to extend credit or to make disbursements hereunder shall terminate; or
          (c) Exercise all of its rights and remedies at law, in equity and/or pursuant to the Pledge Agreement and any document delivered pursuant thereto, including foreclosing on the Pledged Stock.

Notwithstanding anything to the contrary contained herein, upon the occurrence of a Default pursuant to item (h) or clause (iii) of item (g) or item (l) of Section 5.1, without notice by the Lender to, or demand by the Lender of, the Borrower, the Senior Notes shall become immediately due and payable. The Borrower shall pay to the Lender, upon demand, all expenses (including, without limitation, attorneys’ fees and expenses) of obtaining such judgment or decree or of otherwise seeking to enforce its rights under this Agreement or any of the other Loan Documents or other related documents; and all such expenses, as determined by the Lender in its sole and absolute discretion, shall, until paid, be secured by the Loan Documents and shall bear interest at the Default Rate of Interest.
     5.3 Protective Advances. If a Default occurs, the Lender may (but shall in no event be required to) cure any such Default and any amounts expended by the Lender in so doing, as determined by the Lender in its sole and absolute discretion, shall (a) be deemed advanced by the Lender under an obligation to do so regardless of the identity of the Person to whom such funds are furnished, (b) constitute additional advances hereunder, the payment of which is additional indebtedness evidenced by the applicable Note(s) that correspond(s) to the subject Default, and (c) become due and owing, at the Lender’s demand, with interest accruing from the date of disbursement thereof until fully paid at the Default Rate of Interest.
     5.4 Other Remedies. If any Default shall occur and be continuing, the Lender may, in addition to any other rights and remedies hereunder, exercise any and all remedies provided in any of the other Loan Documents and other related documents.
     5.5 No Lender Liability. To the extent permitted by law, the Lender shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it, or any of its representatives, which was taken, omitted or made in good faith.
     5.6 Lender’s Fees and Expenses. In case of any Default hereunder, the Borrower shall pay the Lender’s fees and expenses including, without limitation, attorneys’ fees and expenses, in connection with the enforcement of this Agreement or any of the other Loan Documents or other related documents.
     5.7 Limitation of Remedies with Respect to the Subordinated Debt. If a Default under Section 5.1(l) or Section 5.1(m) shall occur, the Lender may declare the Subordinated Debenture and any other amounts due the Lender hereunder immediately due and payable, whereupon the Subordinated Debenture and such other amounts payable hereunder shall immediately become due and payable, without presentment, demand, protest or notice of any kind. If the Borrower receives a written notification from the FRB that the Subordinated Debenture no longer constitutes Tier 2 capital of the Borrower (the “FRB Notice”) and if thereafter any Default shall occur under Section 5.1, the Lender may declare the Subordinated Debenture and any other amounts due the Lender hereunder immediately due and payable, whereupon the Subordinated Debenture and such other amounts payable hereunder shall immediately become due and payable, without presentment, demand, protest or notice of any kind. Upon the occurrence of a Default, it is specifically understood and agreed that, notwithstanding the curing of such Default, the Borrower shall not be released from any of its covenants hereunder unless and until the Subordinated Debenture is paid in full. Upon the occurrence of a Default without notice by the Lender to or demand by the Lender of the

Borrower, the Lender shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of the Borrower under this Agreement and the other Loan Documents. The parties agree that until the earlier of the Subordinated Debt Maturity Date or the delivery of a FRB Notice, the Lender may only enforce the Borrower’s obligations under the Subordinated Debenture (a) if the Borrower fails to pay interest when due on the Subordinated Debenture, in which case the Lender may pursue the Borrower for such interest, (b) if the Borrower fails to comply with any of the covenants set forth in Section 4.1 (other than Section 4.1(a) and Section 4.1(c)) and Section 4.2, in which case the Lender may pursue the Borrower to ensure that the Borrower complies with such covenants, and the Lender acknowledges that the violations contemplated in (a) and (b) above shall not, taken individually, accelerate the Subordinated Debt, or (c) if a Default occurs under Sections 5.1(l) or Section 5.1(m), in which case the first sentence of this Section 5.7 shall govern.
ARTICLE VI
MISCELLANEOUS
     6.1 Waiver By the Lender. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Time is of the essence in the performance of the covenants, agreements and obligations of the Borrower and the Bank.
     6.2 Entire Agreement and Modifications of Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements between the Lender and the Borrower with respect to the subject matter hereof. All exhibits or schedules attached hereto or referenced herein are hereby incorporated into this Agreement. The recitals set forth in this Agreement are an integral part hereof. No amendment, modification, termination or waiver of any provision of this Agreement, the Pledge Agreement or the Notes, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     6.3 Notices. All notices and requests to or upon the respective parties hereto shall be in writing and shall be deemed to have been given or made five (5) days after having been deposited in the United States mail, certified or registered with return receipt requested, or when delivered personally (by courier service such as Federal Express, or by other messenger) at the address or when dispatched by telecopy or other means of facsimile transmission, to the number set forth below:
          if to the Lender:
JPMorgan Chase Bank, N.A.
10 South Dearborn Street
Chicago, Illinois 60603
Attention: Timothy Pham, Vice President
Telecopy: (312) 732-7002
          with a copy to:
Hunton & Williams LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
Attention: Charles E. Greef, Esq.
                    Michael J. Blayney, Esq.
Telecopy: (214) 740-7127
          if to the Borrower:
Gateway Financial Holdings, Inc.
1580 Laskin Road
Virginia Beach, Virginia 23451
Attention: Theodore L. Salter, Senior Executive Vice President, Chief Financial Officer and Treasurer
Telecopy: (252) 334-1651
          with a copy to:
Williams Mullen, a Professional Corporation
P.O. Box 19764
Raleigh, North Carolina 27619-9764
Attention: Ronald D. Raxter, Esq.
Telecopy: (919) 981-4300
or to such addresses as may be hereafter designated by the respective parties hereto in writing by a notice given in accordance herewith.
     6.4 Facsimile; Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     6.5 Assignment and Participation. The Lender may pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein (provided the Lender acts as agent for any participants, except as provided below) or in any of its rights and security hereunder, including, without limitation, the Notes. The Lender may also assign all or any part of any Loan and the Lender’s obligations in connection therewith to one or more commercial banks or other financial institutions or investors (each an “Assignee Lender”). The Lender shall notify the Borrower in advance of the identity of any proposed Assignee Lender. Upon delivery to the Borrower of an executed copy of the Assignee Lender’s assignment and acceptance (a) each such Assignee Lender shall be deemed to be a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender, such Assignee Lender shall have the rights and obligations of the Lender hereunder and under the other Loan Documents and other related documents (b) the Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder and under the other Loan Documents (including, without limitation, the obligation to fund the Assignee Lender’s share of the Loans) and other related documents. Within five (5) Business Days after receipt of a copy of the executed assignment and acceptance document, the Borrower shall execute and deliver to the Lender a new Note or Notes, as applicable (for delivery to the relevant Assignee Lender), evidencing such Assignee Lender’s assigned portion of the Loans and a replacement Note or Notes, as applicable, in the principal amount of the Loans retained by the Lender (such Note(s) to be in exchange for, but not in payment of, the Note(s) then held by the Lender). Each such Note shall be dated the date of the corresponding predecessor Note. The Lender shall mark the predecessor Note “exchanged” and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the assignment agreement between the Lender and to the Assignee Lender. Accrued interest on that part of the predecessor Note(s) evidenced by the replacement Note(s) shall be paid to the Lender. Accrued interest and accrued fees shall be so apportioned between the Notes and paid at the same time or times provided in the predecessor Note(s) and in this Agreement. The Borrower authorizes the Lender to disclose to any prospective Assignee Lender any financial or other information pertaining to the Borrower or the Loans. In addition, the Borrower agrees that, if so requested by the Lender, the Borrower will cause all insurance policies, binders and commitments (including, without limitation, casualty insurance and title insurance) required by the Loan Documents or other related documents to be delivered to the Lender to name the Assignee Lender as an additional insured or obligee, as the Lender may request. Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 6.5, the Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents and other related documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from its obligations thereunder.
     6.6 Successors and Assigns. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender which may be given or denied in the Lender’s sole and absolute discretion.
     6.7 Governing Law; Venue. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOANS PROVIDED FOR HEREIN ARE TO BE FUNDED AND REPAID AT, AND THIS AGREEMENT IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS AND THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (a) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (b) WHERE ANY OTHER AGREEMENT IS EXECUTED OR DELIVERED; (c) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH AGREEMENT IS MADE OR REQUIRED TO BE MADE; (d) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH AGREEMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (e) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (f) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (g) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS; OR (h) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER RECOGNIZES THAT THE LENDER’S OFFICE IS LOCATED IN CHICAGO, ILLINOIS AND THAT THE LENDER MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST THE BORROWER IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, THE BORROWER IRREVOCABLY (i) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THE AGREEMENT AND/OR THE LOAN REFERENCED HEREIN MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE DISTRICT COURT OF COOK COUNTY, AT THE LENDER’S OPTION; (ii) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (iii) WAIVES ANY OBJECTION WHICH THE BORROWER OR ANY SUBSIDIARY MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (iv) AGREES TO JOIN THE LENDER IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE LENDER. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.
     6.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

     6.9 Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by the Borrower herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall, notwithstanding any investigation by or knowledge on the part of the Lender, be deemed material and relied on by the Lender and shall survive the making of this Agreement, the execution and delivery of the Notes and the Pledge Agreement and the disbursement of proceeds under the Loans, and shall be deemed to be continuing representations and warranties until such time as the Borrower has satisfied all of its obligations to the Lender, including, but not limited to the obligation to pay in full all principal, interest and other amounts in accordance with the terms of this Agreement and the Notes. All warranties and representations in any such certificates or other instrument shall constitute warranties and representations by the Borrower hereunder.
     6.10 Extensions and Renewals. This Agreement shall govern the terms of any extensions or renewals to the Notes, subject to any additional terms and conditions imposed by the Lender in connection with any such extension or renewal.
     6.11 Release; Indemnification. The Borrower hereby releases the Lender from any and all causes of action, claims or rights which the Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from (a) any failure of the Lender to protect, enforce against or collect upon, in whole or in part, any of the Pledged Stock and (b) any other act or omission to act on the part of the Lender, its officers, agents or employees, except in each instance for willful misconduct and gross negligence. The Borrower shall indemnify, defend and hold the Lender and its Affiliates harmless from and against any and all losses, liabilities, obligations, penalties, claims, fines, demands, litigation, defenses, costs, judgments, suits, proceedings, actual damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against the Lender or any of the Lender’s Affiliates in connection with, arising from or relating to the Lender’s entering into or carrying out the terms of this Agreement or being the holder of any Note, other than any loss, liability, damage, suit, claim, expense, fees or costs arising solely by reason of the Lender’s or any of the Lender’s Affiliates’ willful misconduct or gross negligence.
     6.12 Certain UCC and Accounting Terms; Interpretations. Except as otherwise defined in this Agreement or the other Loan Documents, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefore (if any) in the Uniform Commercial Code as in effect in the State of Illinois. Notwithstanding the foregoing, any accounting term not specifically defined herein shall be construed in accordance with GAAP which are applied in the preparation of the financial statements referred to in Section 3.2, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Any reference contained herein to attorneys’ fees and expenses shall be deemed to be reasonable fees and expenses of the Lender’s outside counsel and of any other third-party experts or consultants engaged by the Lender’s outside counsel on the Lender’s behalf. All references to any Loan Document shall be deemed to be to such document as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.
     6.13 Additional Actions. The Borrower agrees to do or cause the Bank to do such further acts and things and to execute and deliver to the Lender such additional assignments, agreements, powers and instruments, as the Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement, the Notes, the Pledge Agreement or any agreement or instrument in connection herewith, or to better assure and confirm unto the Lender its rights, powers and remedies hereunder or under such other loan documents. Such further actions may include, but not be limited to, the filing of UCC-1 financing statements, in form satisfactory to the Lender and its counsel, with the Secretary of State of Illinois in favor of the Lender with respect to the Pledged Stock and any proceeds therefrom.
     6.14 Revival of Liabilities. To the extent that the Lender receives any payment on account of the Borrower’s Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to that of such payment(s) or proceeds received, the Borrower’s Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by the Lender and applied on account of the Borrower’s Liabilities; provided, however, if the Lender successfully contests any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Borrower’s Liabilities shall be deemed satisfied.
     6.15 Change of Control. The Lender shall have the option, exercisable on at least one Business Days’ prior notice, upon the consummation, in whole or in part, of any transaction effecting any change of control of the Borrower that has been approved as such by any federal or state regulatory agency, to declare the entire principal of and interest accrued on the Senior Loans then outstanding to be, and the Senior Loans, the Senior Notes and all of Borrower’s Liabilities shall thereupon become, forthwith, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Borrower shall forthwith pay to each holder of a Senior Note the entire outstanding principal of and interest accrued on each such Senior Note and to the Lender the Borrower’s Liabilities. For purposes of this Section 6.15 only, following receipt by the Borrower of a FRB Notice, the terms “Senior Loans,” “Senior Notes” and “Borrower’s Liabilities” shall be deemed to include the Subordinated Debt, the Subordinated Debenture and all of the obligations of the Borrower in connection therewith, as applicable.

     6.16 Brokerage Commissions. The Borrower shall indemnify, defend and hold the Lender and its Affiliates harmless from and against any and all losses, liabilities, obligations, penalties, claims, fines, lost profits, demands, litigation, defenses, costs, judgments, suits, proceedings, damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses), consequential or otherwise, which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against the Lender or any of its Affiliates in connection with, arising out of or relating to any claim of a broker’s or finder’s fee against the Lender or any Person in connection with the transaction herein contemplated arising out of or relating to the Borrower’s or the Lender’s action or inaction.
     6.17 Publicity. The Borrower shall not publicize any Loan without the prior written consent of the Lender.
     6.18 No Third Party Beneficiary. This Agreement is made for the sole benefit of the Borrower and the Lender, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.
     6.19 Captions. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions.
     6.20 Knowledge; Discretion. All references herein to a party’s best knowledge shall be deemed to mean the best knowledge of such party based on commercially reasonable inquiry. All references herein to the Borrower’s knowledge shall be deemed to refer to the knowledge of the Borrower and each Subsidiary. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by the Lender, to the making of a determination or designation by the Lender, to the application of the Lender’s discretion or opinion, to the granting or withholding of the Lender’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to the Lender, or otherwise involving the decision making of the Lender, shall be deemed to mean that the Lender shall decide unilaterally using its sole and absolute discretion or judgment.
[Remainder of Page Intentionally Left Blank]

     THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE BORROWER OR THE LENDER. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THE LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
     IN WITNESS WHEREOF, the parties hereto have caused this Loan and Subordinated Debenture Purchase Agreement to be executed as of the date first above written.

GATEWAY FINANCIAL HOLDINGS, INC.
By:	/s/ D. Ben Berry
	Name:	D. Ben Berry
	Title:	Chairman, President and Chief Executive Officer

JPMORGAN CHASE BANK, N.A.
By:	/s/ Timothy Pham
	Name:	Timothy Pham
	Title:	Vice President

S-1

EXHIBIT A
FORM OF TERM PROMISSORY NOTE

$500,000.00	May 30, 2008
     FOR VALUE RECEIVED, the undersigned, GATEWAY FINANCIAL HOLDINGS, INC., a bank holding company incorporated under the laws of the State of North Carolina, having its principal place of business at 1580 Laskin Road, Virginia Beach, Virginia 23451 (the “Borrower”), hereby promises to pay to the order of JPMORGAN CHASE BANK, N.A., a national banking association having a place of business at 10 South Dearborn Street, Chicago, Illinois 60603 (the “Lender”), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payments, the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), or whatever lesser amount of principal remains unpaid and owing from time to time.
     The unpaid principal balance plus all accrued but unpaid interest hereunder and any other amounts owing with respect to this Note shall be due and payable on May 30, 2015 or such earlier date on which such amount shall become due and payable on account of acceleration by the Lender pursuant to the Agreement.
     This Note is referred to in, and was executed and delivered pursuant to, that certain Loan and Subordinated Debenture Purchase Agreement dated as of the date hereof by the Borrower and the Lender (as amended, restated, supplemented or modified from time to time, the “Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is to be repaid and for a statement of remedies upon the occurrence of a “Default” as defined therein. The Agreement is incorporated herein by reference in its entirety. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Agreement shall be used in this Note as defined in the Agreement.
     The initial Advance under the Loan shall be treated as a Eurodollar Advance. Interest shall accrue on amounts outstanding under the Note and shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed, and shall be payable in arrears on the last day of each March, June, September and December, for the period then ending, commencing June 30, 2008.
     Upon the occurrence of any Default, the Default Rate of Interest as provided in Section 1.4(c) of the Agreement shall apply. Interest due hereunder may, at the Lender’s option, be charged to the Borrower’s account, if any, with the Lender.
     It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under applicable law (including the laws of The United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in the Agreement or this Note, it is agreed that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under the Agreement or this Note or otherwise in connection with the Agreement or this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the Borrower by the Lender (or if such consideration shall have been paid in full, such excess refunded to the Borrower by the Lender). All sums paid, or agreed to be paid, to or for the benefit of the Lender in accordance with the terms of this paragraph shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform the full term thereof.
     To the extent permitted by applicable law, the Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that the Lender may release or surrender, exchange or substitute any real estate and/or personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or (with the consent of the Borrower) otherwise modify the terms of payment for any part or the whole of the indebtedness evidenced hereby.
     Although the principal amount of this Note may be prepaid pursuant to certain optional prepayment provisions of the Agreement, no Eurodollar Advance may be voluntarily prepaid prior to the last day of the Interest Period applicable thereto. Upon or at any time after the occurrence or existence of a Default, the Lender shall be entitled, at its option and subject to the terms of the Agreement, to accelerate the then outstanding indebtedness hereunder and take such other action as provided for in the Agreement.
     THIS NOTE HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOAN REFERENCED HEREIN IS TO BE FUNDED AND REPAID AT, AND THIS NOTE IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS AND THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (a) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (b) WHERE ANY OTHER INSTRUMENT IS EXECUTED OR DELIVERED; (c) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH INSTRUMENT IS MADE OR REQUIRED TO BE MADE; (d) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH INSTRUMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (e) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR PENDING; (f) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (g) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF

ILLINOIS; OR (h) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER RECOGNIZES THAT THE LENDER’S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS AND THAT THE LENDER MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST BORROWER IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, BORROWER IRREVOCABLY (i) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THE NOTE AND/OR THE LOAN EVIDENCED HEREBY MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE DISTRICT COURT OF COOK COUNTY, AT THE LENDER’S OPTION; (ii) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (iii) WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (iv) AGREES TO JOIN THE LENDER IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE LENDER. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.
[Remainder of Page Intentionally Left Blank]

     THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE BORROWER OR THE LENDER. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THE LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first above written.

GATEWAY FINANCIAL HOLDINGS, INC.
By:	/s/ D. Ben Berry
	Name:	D. Ben Berry
	Title:	Chairman, President and Chief Executive Officer

ATTEST:
By:	/s/ Wendy Small
	Name:	Wendy Small
	Title:	Secretary

EXHIBIT B
FORM OF SENIOR REVOLVING PROMISSORY NOTE

$20,000,000.00	May 30, 2008
     FOR VALUE RECEIVED, the undersigned, GATEWAY FINANCIAL HOLDINGS, INC., a bank holding company incorporated under the laws of the State of North Carolina, having its principal place of business at 1580 Laskin Road, Virginia Beach, Virginia 23451 (the “Borrower”), hereby promises to pay to the order of JPMORGAN CHASE BANK, N.A., a national banking association having a place of business at 10 South Dearborn Street, Chicago, Illinois 60603 (the “Lender”), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payments, the principal sum of Twenty Million and 00/100 Dollars ($20,000,000.00), or whatever lesser amount of principal remains unpaid and owing from time to time.
     The unpaid principal balance plus all accrued but unpaid interest hereunder and any other amounts owing with respect to this Note shall be due and payable on September 30, 2008, or such earlier date on which such amount shall become due and payable on account of acceleration by the Lender pursuant to the Agreement.
     This Note is referred to in, and was executed and delivered pursuant to, that certain Loan and Subordinated Debenture Purchase Agreement dated as of the date hereof by the Borrower and the Lender (as amended, restated, supplemented or modified from time to time, the “Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is to be repaid and for a statement of remedies upon the occurrence of a “Default” as defined therein. The Agreement is incorporated herein by reference in its entirety. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Agreement shall be used in this Note as defined in the Agreement.
     The initial Advance under the Loan shall be treated as a Eurodollar Advance. Interest shall accrue on amounts outstanding under the Note and shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed, and shall be payable in arrears on the last day of each March, June, September and December, for the period then ending, commencing June 30, 2008.
     The Borrower further promises to pay to the Lender interest on the outstanding unpaid principal amount hereof, as provided in the Agreement, from the date hereof until payment in full hereof as determined in accordance with the Agreement.
     Upon the occurrence of any Default, the Default Rate of Interest as provided in Section 1.4(c) of the Agreement shall apply. Interest due hereunder may, at the Lender’s option, be charged to the Borrower’s account, if any, with the Lender.

     It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under applicable law (including the laws of The United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in the Agreement or this Note, it is agreed that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under the Agreement or this Note or otherwise in connection with the Agreement or this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the Borrower by the Lender (or if such consideration shall have been paid in full, such excess refunded to the Borrower by the Lender). All sums paid, or agreed to be paid, to or for the benefit of the Lender in accordance with the terms of this paragraph shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform the full term thereof.
     To the extent permitted by applicable law, the Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that the Lender may release or surrender, exchange or substitute any real estate and/or personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or (with the consent of the Borrower) otherwise modify the terms of payment for any part or the whole of the indebtedness evidenced hereby.
     Although the principal amount of this Note may be prepaid pursuant to certain optional prepayment provisions of the Agreement, no Eurodollar Advance may be voluntarily prepaid prior to the last day of the Interest Period applicable thereto. Upon or at any time after the occurrence or existence of a Default, the Lender shall be entitled, at its option and subject to the terms of the Agreement, to accelerate the then outstanding indebtedness hereunder and take such other action as provided for in the Agreement.
     THIS NOTE HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, CHICAGO, ILLINOIS. THE LOAN REFERENCED HEREIN IS TO BE FUNDED AND REPAID AT, AND THIS NOTE IS OTHERWISE TO BE PERFORMED AT, CHICAGO, ILLINOIS AND THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO: (a) ITS JUDICIALLY OR STATUTORILY PRONOUNCED RULES REGARDING CONFLICT OF LAWS OR CHOICE OF LAW; (b) WHERE ANY OTHER INSTRUMENT IS EXECUTED OR DELIVERED; (c) WHERE ANY PAYMENT OR OTHER PERFORMANCE REQUIRED BY ANY SUCH INSTRUMENT IS MADE OR REQUIRED TO BE MADE; (d) WHERE ANY BREACH OF ANY PROVISION OF ANY SUCH INSTRUMENT OCCURS, OR ANY CAUSE OF ACTION OTHERWISE ACCRUES; (e) WHERE ANY ACTION OR OTHER PROCEEDING IS INSTITUTED OR

PENDING; (f) THE NATIONALITY, CITIZENSHIP, DOMICILE, PRINCIPAL PLACE OF BUSINESS, OR JURISDICTION OR ORGANIZATION OR DOMESTICATION OF ANY PARTY; (g) WHETHER THE LAWS OF THE FORUM JURISDICTION OTHERWISE WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS; OR (h) ANY COMBINATION OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER RECOGNIZES THAT THE LENDER’S PRINCIPAL OFFICE IS LOCATED IN CHICAGO, ILLINOIS AND THAT THE LENDER MAY BE IRREPARABLY HARMED IF REQUIRED TO INSTITUTE OR DEFEND ANY ACTIONS AGAINST BORROWER IN ANY JURISDICTION OTHER THAN THE NORTHERN DISTRICT OF ILLINOIS OR COOK COUNTY, ILLINOIS; THEREFORE, BORROWER IRREVOCABLY (i) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THE NOTE AND/OR THE LOAN EVIDENCED HEREBY MAY BE BROUGHT IN THE NORTHERN DISTRICT OF ILLINOIS, IF FEDERAL JURISDICTION IS AVAILABLE, AND, OTHERWISE, IN THE DISTRICT COURT OF COOK COUNTY, AT THE LENDER’S OPTION; (ii) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; (iii) WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN EITHER SUCH COURT; AND (iv) AGREES TO JOIN THE LENDER IN ANY PETITION FOR REMOVAL TO EITHER SUCH COURT BROUGHT BY THE LENDER. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.
[Remainder of Page Intentionally Left Blank]

     THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE BORROWER OR THE LENDER. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THE LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first above written.

GATEWAY FINANCIAL HOLDINGS, INC.
By:	/s/ D. Ben Berry
	Name:	D. Ben Berry
	Title:	Chairman, President and Chief Executive Officer

ATTEST:
By:	/s/ Wendy Small
	Name:	Wendy Small
	Title:	Secretary

EXHIBIT C
FORM OF SUBORDINATED DEBENTURE

THIS SUBORDINATED DEBENTURE IS NOT A SAVINGS ACCOUNT
OR DEPOSIT AND IT IS NOT INSURED BY THE FEDERAL
DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL AGENCY.

$20,000,000.00	May 30, 2008
     FOR VALUE RECEIVED, the undersigned, GATEWAY FINANCIAL HOLDINGS, INC., a bank holding company incorporated under the laws of the State of North Carolina, having its principal place of business at 1580 Laskin Road, Virginia Beach, Virginia 23451 (the “Borrower”), hereby promises to pay to the order of JPMORGAN CHASE BANK, N.A., a national banking association having a place of business at 10 South Dearborn Street, Chicago, Illinois 60603, or any holder hereof from time to time (the “Lender”), at such place as may be designated in writing by the Lender, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (or so much thereof that has been advanced and remains outstanding) with interest thereon as hereinafter provided. This Subordinated Debenture (this “Subordinated Debenture”) is issued pursuant to the terms of a Loan and Subordinated Debenture Purchase Agreement of even date herewith by and between the Borrower and the Lender (as may be amended, restated, supplemented or modified from time to time, the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.
     All accrued interest and unpaid principal due and payable under this Subordinated Debenture shall be paid in full on or before the Subordinated Debt Maturity Date.
     The unpaid principal amount outstanding under this Subordinated Debenture from time to time shall bear interest before maturity in accordance with the Agreement, computed on the basis of a 360-day year and charged for actual days elapsed. Under certain circumstances as provided in the Agreement, overdue interest payments under this Subordinated Debenture shall bear interest from the due date thereof until paid at a daily rate equal to the Default Rate of Interest, computed on the basis of a 360-day year and charged for actual days elapsed, except as otherwise provided in the Loan Agreement.
     All accrued interest shall be payable at the Lender’s principal place of business on a quarterly basis in arrears on the last day of each calendar quarter, commencing June 30, 2008. The outstanding unpaid principal balance of this Subordinated Debenture shall be payable in one installment on the Subordinated Debt Maturity Date. Whenever any payment to be made under this Subordinated Debenture shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest due upon this Subordinated Debenture. There shall be no penalties or other charges payable by the Borrower to the Lender hereunder other than those payments described in this Subordinated Debenture or in the Loan Agreement. Except as otherwise provided in the Agreement, the Borrower may prepay all or, from time to time, part of the outstanding unpaid principal balance under this Subordinated Debenture at any time without a prepayment fee.
     This Subordinated Debenture is not secured by any assets of the Borrower.
     So long as any portion of the unpaid principal of this Subordinated Debenture is deemed to be Tier 2 Capital of the Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt of bank holding companies, the rights of the Lender to the principal sum hereunder or any part hereof and to any accrued interest thereon shall remain subject and subordinate (in accordance with SR 92-37 issued by the FRB on October 15, 1992) to the claims of creditors of the Borrower with respect to the following (“Senior Claims”): (a) borrowed and purchased money; (b) similar obligations arising from off-balance-sheet guaranties and direct-credit substitutes; and (c) obligations associated with derivative products such as interest-rate and foreign exchange-rate contracts, commodity contracts, and similar arrangements (clauses (a), (b) and (c) expressly exclude Trust Preferred Indebtedness, as defined below, with respect to which the rights of the Lender are senior in all respects). Upon dissolution or liquidation of the Borrower, no payment of principal, interest or premium (including post-default interest) shall be due and payable under the terms of this Subordinated Debenture until all Senior Claims (which expressly exclude claims relating to the Trust Preferred Indebtedness) shall have been paid in full. If this Subordinated Debenture ceases to be deemed to be Tier 2 Capital of the Borrower in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt of bank holding companies, other than due to the limitations imposed by the second sentence of 12 C.F.R. 250.166(e)(1), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, the Borrower shall immediately notify the Lender, and immediately upon request of the Lender execute and deliver all such agreements (including without limitation pledge agreements and replacement notes) as the Lender may request in order to restructure the obligation evidenced hereby as a senior, secured obligation of the Borrower. If the Borrower fails to execute such agreements as required by the Lender within 30 days of the Lender’s request, such failure shall be deemed to be a Default under Section 5.1 of the Agreement.
     As used herein, “Trust Preferred Indebtedness” shall mean indebtedness incurred in connection with, or relating to, any trust preferred securities caused to be issued by, or reflected in the consolidated financial statements of, the Borrower, including the subordinated indebtedness evidenced by the TP Junior Subordinated Debentures.
     If a Default shall occur, the Lender shall have the rights set forth in Section 5.7 of the Loan Agreement.
     If any attorney is engaged by the Lender to enforce or defend any provision of this Subordinated Debenture or any of the other Loan Documents, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then the Borrower shall pay to the Lender immediately upon demand all attorneys’ fees and expenses, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and expenses had been added to the principal.
     No previous waiver and no failure or delay by the Lender in acting with respect to the terms of this Subordinated Debenture or any of the other Documents shall constitute a waiver of any breach, default or failure of condition under this Subordinated Debenture, the Agreement or any of the other Loan Documents or the obligations secured thereby. A waiver of any term of this Subordinated Debenture or any of the other Loan Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Subordinated Debenture and the terms of any other document related to the Loan evidenced by this Subordinated Debenture, the terms of this Subordinated Debenture shall prevail.
     Except as otherwise provided in the Agreement, the Borrower expressly waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Subordinated Debenture. In addition, the Borrower expressly agrees that this Subordinated Debenture and any payment coming due hereunder may be extended from time to time without in any way affecting the liability of any such party hereunder.
     Time is of the essence with respect to every provision hereof. This Subordinated Debenture shall be construed and enforced in accordance with the laws of the State of Illinois, except to the extent that federal laws preempt the laws of the State of Illinois, and all Persons in any manner obligated under this Subordinated Debenture consent to the jurisdiction of any federal or State court within the State of Illinois having proper venue and also consent to service of process by any means authorized by Illinois or Federal law. Any reference contained herein to attorneys’ fees and expenses shall be deemed to be to reasonable fees and expenses and to include all reasonable fees and expenses of in-house or staff attorneys and the reasonable fees and expenses of any other experts or consultants.
     All agreements between the Borrower and the Lender (including, without limitation, this Subordinated Debenture and the Agreement, and any other documents securing all or any part of the indebtedness evidenced hereby) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Lender exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, the Agreement or any other documents securing all or any part of the indebtedness evidenced hereby at the time performance of such provisions shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such applicable laws, and if, for any reason whatsoever, the Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal of this Subordinated Debenture (whether or not then due and payable) and not to the payment of interest or refunded to the Borrower if such principal has been paid in full.

     The Lender may sell, assign, pledge or otherwise transfer or encumber any or all of its interest under this Subordinated Debenture at any time and from time to time. In the event of a transfer, all terms and conditions of this Subordinated Debenture shall be binding upon and inure to the benefit of the transferee after such transfer.
     Upon receipt of notice from the Lender advising the Borrower of the loss, theft, destruction or mutilation of this Subordinated Debenture, the Borrower shall execute and deliver in lieu thereof a new debenture in principal amount equal to the unpaid principal amount of such lost, stolen, destroyed or mutilated debenture, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Subordinated Debenture.
     Unless otherwise provided in the Agreement, all payments on account of the indebtedness evidenced by this Subordinated Debenture shall be first applied to the payment of costs and expenses of the Lender which are due and payable, then to past-due interest on the unpaid principal balance and the remainder to principal.
     Any notice which either party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Agreement.
[Remainder of Page Intentionally Left Blank]

     THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS SUBORDINATED DEBENTURE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE BORROWER OR THE LENDER. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SUBORDINATED DEBENTURE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THE LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
     IN WITNESS WHEREOF, the Borrower has caused this Subordinated Debenture to be duly executed as of the date first above written.

GATEWAY FINANCIAL HOLDINGS, INC.
By:	/s/ D. Ben Berry
	Name:	D. Ben Berry
	Title:	Chairman, President and Chief Executive Officer

ATTEST:
By:	/s/ Wendy Small
	Name:	Wendy Small
	Title:	Secretary

EXHIBIT E
FORM OF PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is dated as of May 30, 2008 and is made by and between GATEWAY FINANCIAL HOLDINGS, INC., a bank holding company incorporated under the laws of the State of North Carolina, having its principal place of business at 1580 Laskin Road, Virginia Beach, Virginia 23451 (the “Pledgor”), and JPMORGAN CHASE BANK, N.A., a national banking association having a place of business at 10 South Dearborn Street, Chicago, Illinois 60603 (the “Lender”).
RECITALS:
     A. The Pledgor is a bank holding company that owns 100% of the issued and outstanding capital stock of Gateway Bank & Trust Co., having its principal place of business in Elizabeth City, North Carolina (the “Bank”).
     B. The Pledgor has requested that the Lender provide it with three credit facilities in the aggregate principal amount of $40,500,000 consisting of a Term Loan in the principal amount of $500,000, a Senior Revolving Loan in the principal amount of $20,000,000 and Subordinated Debt in the principal amount of $20,000,000.
     C. This Pledge Agreement has been executed and delivered by the Pledgor to the Lender pursuant to Section 2.1 of the Loan Agreement (as defined below).
     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and to induce the Lender to enter into the Loan Agreement and to make the Senior Loans and other financial accommodations to the Pledgor, the parties hereby agree as follows:
AGREEMENT:
ARTICLE I
DEFINITIONS
     1.1 Defined Terms. The following capitalized terms generally used in this Pledge Agreement shall have the meanings defined or referenced below (such meanings to be equally applicable to both the singular and the plural forms of the term defined). Certain other capitalized terms used in specific sections of this Pledge Agreement may be defined in such sections.
     (a) “Best Efforts” means commercially reasonable, good faith efforts.
     (b) “Certificates” means any and all notes, warrants, options, stock certificates or other documents or instruments now or hereafter received or receivable by the Pledgor and representing the Pledgor’s interest in the Pledged Stock.

     (c) “Loan Agreement” means that certain Loan and Subordinated Debenture Purchase Agreement of even date herewith between the Lender and the Pledgor, as may be amended, restated, supplemented or modified from time to time, and which is hereby incorporated by reference in this Pledge Agreement.
     (d) “Pledged Stock” means: (i) the shares of capital stock of the Bank as described on the attached Schedule A hereto and any and all other shares of capital stock issued by the Bank previously or hereafter acquired by the Pledgor, whether directly from the Bank or otherwise and whether such other shares are now or hereafter in the possession of the Pledgor, the Lender or other holder; (ii) all stock and other securities or property which are issued pursuant to conversion, redemption, exercise of rights, stock split, recapitalization, reorganization, stock dividends or other corporate act which are referable to the shares referenced in clause (i) or this clause (ii) (collectively, the “Additional Pledged Securities”); (iii) all distributions, whether cash or otherwise, in the nature of a partial or complete liquidation, dissolution or winding up which are referable to the shares referenced in clause (i) or clause (ii) (such distributions are hereinafter referred to as “Liquidating Distributions”); and (iv) all substitutions for any of the foregoing, proceeds of and from any of the foregoing and all interest, cash dividends or other payments in respect of any of the foregoing.
     1.2 Other Defined Terms. All other capitalized terms used herein have the meanings assigned to them in the Loan Agreement.
     1.3 Exhibits and Schedules Incorporated. All exhibits and schedules attached hereto or referenced herein, are hereby incorporated into this Pledge Agreement.
ARTICLE II
PLEDGE AND GRANT OF SECURITY INTERESTS
     The Pledgor hereby pledges, collaterally assigns, hypothecates and transfers to the Lender all Pledged Stock, together with appropriate undated assignments separate from the Certificates duly executed in blank, and hereby grants to and creates in favor of the Lender liens and security interests in the Pledged Stock as collateral security for (a) the due and punctual payment when due (whether at maturity, by acceleration or otherwise) in full of all amounts due under the Senior Notes (as the same may be amended, restated, supplemented, modified, extended or replaced from time to time) in the aggregate face amount as of the date hereof of Twenty Million Five Hundred Thousand Dollars ($20,500,000) executed and delivered by the Pledgor to the Lender pursuant to the Loan Agreement; (b) the due and punctual performance and observance by the Pledgor of all other Borrower’s Liabilities; (c) the due and punctual performance and observance by the Pledgor of all of its agreements, obligations, liabilities and duties under this Pledge Agreement, the Loan Agreement and the other Loan Documents; (d) all amounts due to the Lender under the Senior Notes, including any and all modifications, extensions, renewals or refinancings thereof and including, without limitation, all principal, interest and other amounts due under the Senior Notes; (e) all sums advanced by, or on behalf of, the Lender in connection with, or relating to, the Loan Agreement, the Senior Notes or the Pledged Stock including, without limitation, any and all sums advanced to preserve the Pledged Stock, or to perfect the Lender’s security interest in the Pledged Stock; (f) in the event of any proceeding to enforce the satisfaction of the obligations, or any of them, or to preserve and protect their rights under the Loan Agreement, the Senior Notes, this Pledge Agreement or any other agreement, document or instrument relating to the transactions contemplated in the Loan Agreement, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Pledged Stock, or of any exercise by the Lender of its rights, together with reasonable attorneys’ fees, expenses and court costs; (g) any indebtedness, obligation or liability of the Pledgor to the Lender, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, however created or arising and however evidenced; (h) any indebtedness, obligation or liability of the Pledgor under or in connection with any interest rate swap, cap, collar or other hedging or derivative agreement, to which the Lender or any affiliate of the Lender is the counterparty, intended to mitigate interest rate risk, along with any other related agreement or instrument executed in connection therewith; and (i) all costs incurred by the Lender to obtain, perfect, preserve and enforce the liens and security interests granted by this Pledge Agreement, the Loan Agreement and the other Loan Documents, to collect the Obligations Secured Hereby (as defined below) and to maintain and preserve the Pledged Stock, with such costs including, without limitation, expenditures made by the Lender for attorneys’ fees and other legal expenses and expenses of collection, possession and sale of the Pledged Stock, together with interest on all such costs at the Default Rate (the foregoing subsections (a) through (i) are collectively referred to herein as the “Obligations Secured Hereby”). Notwithstanding anything above in this Article II to the contrary, the Pledged Stock shall not be collateral security for amounts outstanding under the Subordinated Debenture that are deemed to be Tier 2 Capital of the Pledgor in accordance with the rules and regulations of the FRB applicable to the capital status of the subordinated debt of bank holding companies, without giving effect to the limitation imposed by the second sentence of 12 C.F.R. 250.166(e)(1), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt.
ARTICLE III
DELIVERY OF PLEDGED STOCK
     On the date hereof, the Pledgor shall place the Pledged Stock in pledge by delivering the Certificates to and depositing them with the Lender or its agent appointed in writing by the Lender. The Pledgor shall also deliver to the Lender or its agent concurrently therewith undated assignments separate from the Certificates duly executed in blank and all other applicable and appropriate documents and assignments in form suitable to enable the Lender to effect the transfer of all or any portion of the Pledged Stock to the extent hereinafter provided.
ARTICLE IV
ADDITIONAL COLLATERAL
     4.1 Delivery of Additional Pledged Securities. If the Pledgor shall hereafter become entitled to receive or shall receive any interest, cash dividends, cash proceeds, any Additional Pledged Securities, any Liquidating Distributions, or any other cash or non-cash payments on account of the Pledged Stock, the Pledgor agrees to accept the same as the Lender’s agent and to hold the same in trust on behalf of and for the benefit of the Lender and agrees to promptly deliver to same or any Certificates therefor forthwith to the Lender or its agent in the exact form received, with the endorsement of the Pledgor, when necessary, or appropriate undated assignments separate from the Certificates duly executed in blank, to be held by the Lender or its agent subject to the terms hereof.
     4.2 Proceeds; Dividends and Voting. Notwithstanding anything contained in this Pledge Agreement to the contrary, the Pledgor shall be entitled to receive or shall receive such interest and cash dividends paid on account of the Pledged Stock, and to exercise voting rights with respect to the Pledged Stock, so long as there has not occurred any Default under the Loan Agreement or this Pledge Agreement (a Default under this Pledge Agreement being defined in Section 7.1).
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR
     To induce the Lender to enter into this Pledge Agreement and the Loan Agreement, the Pledgor makes the following representations and warranties to (and covenants with) the Lender:
     5.1 The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.
     5.2 The execution and delivery of this Pledge Agreement and the performance by the Pledgor of its obligations hereunder are within the Pledgor’s corporate powers and have been duly authorized by all necessary corporate action.
     5.3 The Pledgor owns beneficially and of record all of the issued and outstanding shares of capital stock of the Bank and has good and marketable title to all of the Pledged Stock.
     5.4 The Pledgor holds the Pledged Stock free and clear of all liens, charges, encumbrances, security interests, options, voting trusts and restrictions of every kind and nature whatsoever except only the liens and security interests created by this Pledge Agreement or otherwise in favor of the Lender.
     5.5 Each security which is a part of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable.
     5.6 This Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor enforceable against it in accordance with its terms.
     5.7 No consent or approval of any governmental body, regulatory authority or securities exchange or other Person is required to be obtained by the Pledgor in connection with the execution, delivery and performance of this Pledge Agreement other than those that have been obtained already.
     5.8 The execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law or regulation or of any writ or decree of any court or governmental instrumentality or of any indenture, contract, agreement or other undertaking to which the Pledgor is a party or which purports to be binding upon the Pledgor or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor except as contemplated by this Pledge Agreement or otherwise in favor of the Lender.
     5.9 The pledge, assignment and delivery of the Pledged Stock pursuant to this Pledge Agreement creates a valid first lien and first and senior security interest in the Pledged Stock, which lien and security interest are perfected upon delivery of the Certificates to the Lender.
ARTICLE VI
THE PLEDGOR’S COVENANTS
     6.1 The Pledgor covenants and agrees that it will defend the Lender’s lien and security interest in and to the Pledged Stock against the claims and demands of all Persons.
     6.2 The Pledgor covenants and agrees that without the prior written consent of the Lender, it will not sell, convey or otherwise dispose of any of the Pledged Stock, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance or restriction with respect to any of the Pledged Stock, or any interest therein, or any proceeds thereof, except for the liens and security interests created by this Pledge Agreement.
     6.3 The Pledgor covenants and agrees that it will not consent to the issuance of: (i) any additional shares of capital stock of the Bank unless such shares are pledged and the Certificates therefor delivered to the Lender, simultaneously with the issuance thereof, together with appropriate undated assignments separate from the Certificates duly executed in blank; and (ii) any options by the issuer of the Pledged Stock obligating such issuer to issue additional shares of capital stock of any class of such issuer.
     6.4 At any time from time to time, upon the written request of the Lender, and at the sole expense of the Pledgor, the Pledgor covenants and agrees that it will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, the filing of UCC-1 financing statements (which the Pledgor hereby authorizes the Lender to file without execution by the Pledgor), in form and substance satisfactory to the Lender and the Lender’s counsel, with the Secretary of State of Illinois in favor of the Lender with respect to the Pledged Stock and the proceeds therefrom. If any amount payable under or in connection with any of the Pledged Stock shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Pledged Stock pursuant to this Pledge Agreement.
     6.5 The Pledgor covenants and agrees to pay, and to save the Lender harmless from any and all liabilities with respect to or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Stock or in connection with any of the transactions contemplated by this Pledge Agreement.
ARTICLE VII

RIGHTS AND REMEDIES UPON DEFAULT
     7.1 If any Default under the Loan Agreement or a default or breach in any respect by the Pledgor of any representation, warranty, covenant or agreement of the Pledgor under this Pledge Agreement (after the expiration of any applicable cure period or grace period hereunder or thereunder, which breach shall be deemed a Default under the Loan Agreement and a Default hereunder) shall occur, the Lender may do any one or more of the following: (a) declare the Obligations Secured Hereby to be forthwith due and payable, whereupon such Obligations Secured Hereby shall become immediately due and payable without presentment, demand, protest or other notice of any kind; and/or (b) proceed to protect and enforce its rights under this Pledge Agreement, the Notes, the Loan Agreement, or any of the other Loan Documents through other appropriate proceedings, and the Lender shall have, without limitation, all of the rights and remedies provided by applicable law, including, without limitation, the rights and remedies of a secured party under the Illinois Uniform Commercial Code (the “UCC”) and, in addition thereto, the Lender shall be entitled, at the Lender’s option, to exercise all voting and corporate rights with respect to the Pledged Stock as it may determine, without liability therefor, but the Lender shall not have any duty to exercise any voting and corporate rights in respect of the Pledged Stock and shall not be responsible or liable to the Pledgor or any other Person for any failure to do so or delay in so doing.
     7.2 Without limiting the generality of the foregoing, if any Default hereunder or under the Loan Agreement shall occur, and Lender has accelerated the payment of any indebtedness under the Loan Agreement, the Lender shall have the right to sell the Pledged Stock, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange for cash, upon credit or for future delivery, and at such price or prices as the Lender may deem best, and the Lender may be the purchaser of any or all of the Pledged Stock so sold and thereafter the Lender or any other purchaser shall hold the same free from any right or claim of whatsoever kind. The Lender is authorized, at any such sale, if it deems it advisable so to do, to restrict the number of prospective bidders or purchasers to Persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or resale of the Pledged Stock and may otherwise require that such sale be conducted subject to restrictions as to such other matters as the Lender may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities laws. Upon any such sale, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Stock so sold.
     7.3 Each purchaser at any such sale shall hold the property sold, absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor, who hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. The Lender shall give the Pledgor not less than ten days’ written notice of its intention to make any such public or private sale or at any broker’s board or on any securities exchange (with such notice to state the time and place of such sale), and the Pledgor agrees that such notice shall be deemed reasonable.
     7.4 Any such public sale shall be held at such time or times within the ordinary business hours and at such place or places as the Lender may fix in the notice of such sale. At any sale, the Pledged Stock may be sold in one lot as an entirety or in parts, as the Lender may determine. The Lender shall not be obligated to make any sale pursuant to any such notice. The

Lender may, without notice or publication, adjourn any sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Stock on credit or for future delivery, the Pledged Stock so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Stock so sold and, in case of any such failure, such Pledged Stock may again be sold upon like notice.
     7.5 The Lender, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and sell the Pledged Stock, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.
     7.6 On any sale of the Pledged Stock, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale that it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any third party or any governmental regulatory authority or officer or court, including, without limitation, all limitations and restrictions imposed by federal and state banking laws and regulations. Compliance with the foregoing sentence shall result in such sale or disposition being considered or deemed to have been made in a commercially reasonable manner.
     7.7 In furtherance of the exercise by the Lender of the rights and remedies granted to it hereunder, the Pledgor agrees that, upon request of the Lender and at the expense of the Pledgor, it will use its Best Efforts to obtain all third party and governmental approvals necessary for or incidental to the exercise of remedies by the Lender with respect to the Pledged Stock or any part thereof, including, without limitation, approvals from the FRB and the FDIC.
ARTICLE VIII
REGISTRATION RIGHTS; PRIVATE SALES
     8.1 If the Lender shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7 hereof, and if in the opinion of the Lender it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Pledgor will cause the issuer of the Pledged Stock to (a) execute and deliver, and cause to be done all such other acts, as may be, in the opinion of the Lender, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (b) use its Best Efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one (1) year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (c) make all amendments thereto and/or to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Lender shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     8.2 The Pledgor hereby acknowledges that, notwithstanding that a higher price might be obtained for the Pledged Stock at a public sale than at a private sale or sales, the making of a public sale of the Pledged Stock may be subject to registration requirements and other legal restrictions compliance with which could require such actions on the part of the Pledgor, could entail such expenses and could subject the Lender and any underwriter through whom the Pledged Stock may be sold and any controlling Person of any thereof to such liabilities as would make the making of a public sale of the Pledged Stock impractical. Accordingly, the Pledgor hereby agrees that private sales made by the Lender in accordance with the provisions of Article VII hereof may be at prices and on other terms less favorable to the seller than if the Pledged Stock were sold at public sale, that the Lender shall not have any obligation to take any steps in order to permit the Pledged Stock to be sold at a public sale complying with the requirements of federal and state securities and similar laws, and that such sale shall not be deemed to be made in a commercially unreasonable manner solely because of its nature as a private sale.
     8.3 The Pledgor further agrees to use its Best Efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Pledged Stock pursuant to Article VII and this Article VIII valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in Article VII and this Article VIII will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in Article VII and this Article VIII shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses to the granting of equitable relief (such as, without limitation, any defense that the Lender has an adequate remedy at law or that the Lender will not be irreparably injured) in any action for specific performance of such covenants.
ARTICLE IX
LIMITATION ON DUTIES REGARDING PLEDGED STOCK
     The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Stock in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Lender deals with similar securities and property for its own account. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for any good faith failure to demand, collect or realize upon any of the Pledged Stock or for any delay in doing so or shall be under any obligation to see or otherwise dispose of any Pledged Stock or for any good faith delay in doing so or shall be under any obligation to see or otherwise dispose of any Pledged Stock upon the request of the Pledgor or otherwise.
ARTICLE X
MISCELLANEOUS PROVISIONS
     10.1 Powers Coupled With An Interest. All authorizations and agencies herein contained with respect to the Pledged Stock are irrevocable and powers coupled with an interest.
     10.2 Indemnification. The Pledgor agrees to indemnify and hold harmless the Lender (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments, liabilities for penalties and excise taxes and other damages of whatever nature, and to reimburse the Lender for all costs and expenses, including reasonable legal fees and disbursements, growing out of or resulting from the Pledged Stock, this Pledge Agreement, the Loan Agreement or the other Loan Documents or the administration and enforcement of this Pledge Agreement, the Loan Agreement or the other Loan Documents or exercise of any right or remedy granted to the Lender hereunder except with respect to such claims, demands, losses, judgments, liabilities for penalties and excise taxes and other damages of whatever nature arising solely from the gross negligence or willful misconduct of the Lender, but including without limitation, any tax liability incurred by the Lender or any of its affiliates as a result of the exercise by the Lender of any of its rights hereunder. In no event shall the Lender be liable to the Pledgor for any action taken by the Lender that is permitted under this Pledge Agreement other than to account for proceeds of the Pledged Stock actually received by the Lender.
     10.3 Distribution of Pledged Stock. Upon enforcement of this Pledge Agreement following the occurrence of an Event of Default under this Pledge Agreement, the Loan Agreement, or the Notes, the proceeds of the Pledged Stock shall be applied to the Obligations Secured Hereby in such order and manner as the Lender may determine. In the event such monies shall be insufficient to pay all of the Obligations Secured Hereby, the Pledgor shall be liable to the Lender for any deficiency therein.
     10.4 No Waiver; Cumulative Remedies. The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Lender, and then such waiver shall be valid to the extent therein set forth. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. No failure to exercise or any delay in exercising on the part of the Lender any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.
     10.5 Severability of Provisions. The provisions of this Pledge Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision or part thereof and shall not in any manner affect any other clause or provision in this Pledge Agreement.
     10.6 Amendments; Choice of Law; Binding Effect.
          (a) None of the terms or provisions of this Pledge Agreement may be altered, modified or amended except by an instrument in writing, duly executed by each of the parties hereto.
          (b) This Pledge Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois. Nothing herein shall be deemed to limit any rights, powers or privileges which the Lender may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by the Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.
          (c) This Pledge Agreement is made for the sole benefit of the Pledgor and the Lender, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.
     10.7 Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be given in accordance with Section 6.3 of the Loan Agreement.
     10.8 Headings. The descriptive headings hereunder used are for convenience only and shall not be deemed to limit or otherwise effect the construction of any provision hereof.
     10.9 Counterparts. This Pledge Agreement may be executed in several counterparts each of which shall constitute an original, but all of which shall together constitute one and the same agreement.
     10.10 Forum; Venue. To induce the Lender to accept this Pledge Agreement and the other Loan Documents, the Pledgor irrevocably agrees that all actions or proceedings in any way, manner, or respect, arising out of or from or related to this Pledge Agreement or the other Loan Documents shall be litigated only in courts having suits within Chicago,Illinois. The Pledgor hereby consents and submits to the jurisdiction of any local, state, or federal court located within said city. The Pledgor hereby waives any right it may have to transfer or change the venue of any litigation brought against the Pledgor by the Lender.
     10.11 Irrevocable Authorization and Instruction to Issuers. The Pledgor hereby authorizes and instructs each issuer of Pledged Stock to comply with any instruction received by it from the Lender in writing that (a) states that a Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the issuer shall be fully protected in so complying.
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     WAIVER OF RIGHT TO JURY TRIAL. THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS PLEDGE AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE PLEDGOR OR THE LENDER. THE PLEDGOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. THE PLEDGOR FURTHER ACKNOWLEDGES THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (b) THIS WAIVER HAS BEEN REVIEWED BY THE PLEDGOR AND THE PLEDGOR’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THE AGREEMENT AND THE OTHER LOAN DOCUMENTS (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
     IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

GATEWAY FINANCIAL HOLDINGS, INC.
By:	/s/ D. Ben Berry
	Name:	D. Ben Berry
	Title:	Chairman, President and Chief Executive Officer

JPMORGAN CHASE BANK, N.A.
By:	/s/ Timothy Pham
	Name:	Timothy Pham
	Title:	Vice President